UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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Prudential Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Prudential Financial, Inc.

751 Broad Street, Newark NJ 07102

April 19, 2005

Dear Fellow Shareholder:

On behalf of your Board of Directors, you are cordially invited to attend the Annual Meeting of Shareholders of Prudential Financial, Inc. Your Company’s Annual Meeting will be held on June 7, 2005 at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102 at 2:00 p.m. The location is accessible to handicapped persons, and, upon request, we will provide wireless headsets for hearing amplification.

The Notice of Meeting and proxy statement describe the matters to be voted on at the meeting.

Your vote is important. We urge you to participate in Prudential Financial’s Annual Meeting, whether or not you plan to attend, by signing, dating and promptly mailing the enclosed proxy card. You may also vote by telephone or the Internet should you prefer. Regardless of the size of your investment, your vote is important, so please act at your earliest convenience. Finally, if you do plan to attend the meeting, you will need an admission ticket. Please refer to the instructions set forth in the Notice of Meeting, which follows this letter, or those attached to the proxy card.

We appreciate your participation, support and interest in the Company.

Sincerely,

Arthur F. Ryan

Chairman and Chief Executive Officer

Prudential Financial, Inc.

751 Broad Street, Newark NJ 07102

Notice of Annual Meeting of Shareholders

of Prudential Financial, Inc.

Date:	June 7, 2005

Time:	2:00 p.m.

Place:	Prudential’s Corporate Headquarters 751 Broad Street Newark, NJ 07102

At the 2005 Annual Meeting, shareholders will act upon the following matters:

1.	Election of three Class I Directors;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2005;

3.	A proposal to amend the Company’s Certificate of Incorporation to declassify the Board of Directors;

4.	A proposal to approve the Prudential Financial, Inc. Employee Stock Purchase Plan; and

5.	Transaction of such other business as may properly come before the meeting.

Information about the matters to be acted upon at the Annual Meeting is contained in the accompanying proxy statement.

Shareholders of record at the close of business on April 11, 2005 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Shareholders will need an admission ticket to attend the Annual Meeting. If you are a Holder of Record, an admission ticket is attached to the enclosed proxy card. If you received shares of Common Stock in our demutualization and such shares are held through EquiServe (or if subsequently you have been issued a certificate for your shares), you are a Holder of Record of those shares. If your shares are not registered in your own name, you need to bring proof of your share ownership to the meeting to receive an admission ticket. Please bring either a copy of your account statement or a letter from your broker, bank or other institution reflecting your share ownership as of April 11, 2005. Please note that the use of photographic and recording devices is prohibited in the building. For your safety, we reserve the right to inspect all personal items prior to admission to the Annual Meeting.

By Order of the Board of Directors,

Kathleen M. Gibson

Vice President, Secretary and Corporate Governance Officer

April 11, 2005

Your vote is important! Please take a moment to complete, sign, date and mail the proxy card in the accompanying envelope. If you prefer, you may also vote by telephone or the Internet. Please see the instructions attached to the proxy card. Your prompt cooperation will save your Company additional solicitation costs.

PRUDENTIAL FINANCIAL, INC.

2005 PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Prudential Financial, Inc. (“Prudential Financial” or the “Company”) is providing this proxy statement and soliciting the accompanying form of proxy in connection with the Annual Meeting of Shareholders to be held on June 7, 2005 (the “Annual Meeting”) at 2:00 p.m. at Prudential Financial’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102, and at any adjournment or postponement thereof. The Notice of Meeting, this proxy statement, the enclosed proxy card and the enclosed Annual Report for 2004 were first sent to shareholders on or about April 19, 2005.

VOTING INSTRUCTIONS AND INFORMATION

Who Can Vote?

You are entitled to vote or direct the voting of your Prudential Financial Common Stock if you were a shareholder on April 11, 2005, the record date for the Annual Meeting. Shareholders of our Class B Stock, as of April 11, 2005, are also entitled to vote their shares. On that date, approximately 521,700,000 shares of Common Stock and 2,000,000 shares of Class B Stock were outstanding and entitled to notice of and to vote at the Annual Meeting. Each share of Prudential Financial Common Stock and Class B Stock is entitled to one vote, and the Common Stock and Class B Stock vote together as a single class on the matters submitted for a vote at this Annual Meeting.

Who Is the Holder of Record?

You may own Common Stock either (1) directly in your name as the shareholder of record, which includes shares acquired as part of demutualization and through other demutualization related programs, in which case you are the Holder of Record, or (2) indirectly through a broker, bank or other nominee.

If your shares are registered directly in your name, you are the Holder of Record of these shares, and we are sending these proxy materials directly to you.

How Do I Vote?

Your vote is important. We encourage you to vote promptly. You may vote in one of the following ways:

Holders of Record

•	By Telephone. You can vote your shares by telephone, by calling 1-800-690-6903. This toll-free number is also on the enclosed proxy card. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to return the proxy card. Your vote by telephone must be received by 11:59 p.m. EDT, June 6, 2005.

•	By Internet. You can also vote on the Internet. The website address for Internet voting is www.proxyvote.com and can also be found on the enclosed proxy card. Internet voting is available 24 hours a day. If you vote by Internet, you do not need to return the proxy card. Your vote by Internet must be received by 11:59 p.m. EDT, June 6, 2005.

•	By Mail. If you choose to vote by mail, mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by the close of voting at the Annual Meeting on June 7, 2005.

•	By Attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person. You will need to have an admission ticket or other proof of ownership with you at the Annual Meeting. Please refer to the instructions attached to the enclosed proxy card.

Stock Held by Brokers, Banks and Nominees

•	If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

•	If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain a “legal proxy” to permit you to vote by written ballot at the Annual Meeting.

PRUDENTIAL FINANCIAL, INC.

How Many Votes Are Required?

A quorum is required to transact business at the Annual Meeting. We will have a quorum and be able to conduct the business of the Annual Meeting if the holders of 40% of the shares entitled to vote are present at the meeting, either in person or by proxy.

If a quorum is present, a plurality of votes cast is required to elect Directors. Thus, a Director may be elected even if the Director receives less than a majority of the shares represented at the meeting. To ratify the selection of independent auditors and approve the Prudential Financial, Inc. Employee Stock Purchase Plan, an affirmative vote of a majority of the votes cast is required.

To approve the proposal to declassify the Board of Directors (the “Declassification Amendment”), which requires an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), at least 50% of the shares entitled to vote must vote on the proposal and 80% of the votes cast must support the proposal.

How Are Votes Counted?

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign and return the proxy card but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted as recommended by the Board of Directors: “for” all the nominees for Director; “for” ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2005; “for” the Declassification Amendment and “for” the proposal to adopt the Prudential Financial, Inc. Employee Stock Purchase Plan (the “ESPP Proposal”).

A New York Stock Exchange (“NYSE”) member broker who holds shares in street name for a customer has the authority to vote on certain items if the broker does not receive instructions from the customer. NYSE rules permit member brokers who do not receive instructions to vote on the election of directors, the proposal to ratify the appointment of our independent auditors and the Declassification Amendment, but not on the adoption of the ESPP Proposal because it is a “non-discretionary” item. Proxies that are counted as abstentions and any proxies returned by brokers as “non-votes” on behalf of shares held in street names (because beneficial owners’ discretion has been withheld or brokers are not permitted to vote on the beneficial owners’ behalf) will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, any shares not voted as a result of an abstention or a broker non-vote will not be counted as voting for or against a particular matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of a vote, other than with respect to the Declassification Amendment, where abstentions and broker non-votes will not be counted toward meeting the 50% minimum outstanding share vote requirement applicable to that proposal.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy at any time before it is voted at the 2005 Annual Meeting by:

Holders of Record

•	Sending written notice of revocation to the Secretary of Prudential Financial;

•	Submitting another timely and later dated proxy by telephone, Internet or mail; or

•	Attending the 2005 Annual Meeting and voting in person by written ballot.

Stock	Held by Brokers, Banks and Nominees

•	Please contact the broker, bank or other nominee to obtain instructions to revoke your proxy or to obtain a “legal proxy” that will permit you to attend the Annual Meeting and vote in person by written ballot.

Who Will Count the Vote?

The Board of Directors has appointed IVS Associates, Inc. to act as the Inspector of Election at the 2005 Annual Meeting.

Who Is the Proxy Solicitor?

D.F. King & Co., Inc. has been retained by Prudential Financial to assist with the Annual Meeting, including the distribution of proxy materials and solicitation of votes, for a fee of $25,000 plus reimbursement of expenses to be paid by the Company. In addition, our Directors, officers or employees, who will receive no additional compensation for soliciting, may solicit proxies for us in person or by telephone, facsimile, Internet or other electronic means.

2005 PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

Prudential Financial’s Board of Directors is divided into three classes of directors whose three-year terms expire at successive Annual Meetings.

At the Annual Meeting, three Class I Directors are to be elected. If the Declassification Amendment discussed in Item 3 is approved by shareholders, these Directors will be elected to hold office until the Annual Meeting of Shareholders to be held in 2006 and until their successors are duly elected or appointed. If the Declassification Amendment is not approved by shareholders, these Directors will be elected to hold office until the Annual Meeting of Shareholders to be held in 2008. The remaining Directors of Prudential Financial will continue to serve the terms for which they were elected.

Unless authority is withheld by the shareholder, it is the intention of persons named by Prudential Financial as proxies on its proxy card to vote for the nominees listed and, in the event that any nominees are unable or decline to serve (an event not now anticipated), to vote for the balance of the nominees and for any substitutes selected by the Board of Directors. The name, age, principal occupation and other information concerning each Director is set forth below.

Ida F.S. Schmertz and Glen H. Hiner, who have served as Directors of Prudential Financial since January 2001 and of its subsidiary, The Prudential Insurance Company of America (“Prudential Insurance”), since 1997, will retire following the Annual Meeting in accordance with the Board of Directors’ retirement policy.

Messrs. Cullen, Unruh and Bethune currently are Directors, and each has been recommended for re-election to the Board of Directors by the Corporate Governance and Business Ethics Committee and approved and nominated for re-election by the Board of Directors.

The Board of Directors recommends that shareholders vote “for” all of the nominees.

Nominees for Class I Directors

James G. Cullen was elected as a Director of Prudential Financial in January 2001 and was appointed by the Chief Justice of the New Jersey Supreme Court as a Director of Prudential Insurance in April 1994. He served as the President and Chief

Operating Officer of Bell Atlantic Corporation (global telecommunications) from December 1998 until his retirement in June 2000. Mr. Cullen was the President and Chief Executive Officer, Telecom Group, Bell Atlantic Corporation from 1997 to 1998 and served as Vice Chairman of Bell Atlantic Corporation from 1995 to 1997. Mr. Cullen’s areas of expertise include business operations and sales and marketing. Other Directorships include: Johnson & Johnson and Agilent Technologies, Inc. Age 62.

James A. Unruh was elected as a Director of Prudential Financial in January 2001 and has been a Director of Prudential Insurance since April 1996. He became a founding member of Alerion Capital Group, LLC (private equity investment group) in 1998. Mr. Unruh was with Unisys Corporation (information technology services, hardware and software) from 1987 to 1997, serving as its Chairman and Chief Executive Officer from 1990 to 1997. He also held executive positions with financial management responsibility, including serving as Senior Vice President, Finance, Burroughs Corporation, from 1982 to 1987. Mr. Unruh’s areas of expertise include finance, business operations, technology and investments. Other Directorships include: Tenet Healthcare, Inc. (since 2004). Age 64.

Gordon M. Bethune was elected as a Director of Prudential Financial, effective February 1, 2005. Mr. Bethune joined Continental Airlines, Inc. (international commercial airline company) in February 1994 as President and Chief Operating Officer. He was elected President and
Chief Executive Officer in November 1994 and Chairman of the Board and Chief Executive Officer in 1996. Mr. Bethune retired from Continental on December 31, 2004. Prior to joining Continental, Mr. Bethune held senior management positions with The Boeing Company, Piedmont Airlines, Western Airlines, Inc. and Braniff Airlines. Mr. Bethune’s areas of expertise include business operations. Other Directorships include: Honeywell International, Inc., Willis Group Holdings, Ltd. and Sprint Corporation. Age 63.

PRUDENTIAL FINANCIAL, INC.

Continuing Class II Directors Whose Terms Expire in 2006

Frederic K. Becker was elected as a Director of Prudential Financial in January 2001 and was appointed by the Chief Justice of the New Jersey Supreme Court as a Director of Prudential Insurance in June 1994. He has served as President of the law firm of Wilentz Goldman & Spitzer, P.A. since 1989 and has practiced law with the firm since 1960. Mr. Becker’s primary expertise is in the area of law. Age 69.

William H. Gray III was elected as a Director of Prudential Financial in January 2001 and has been a Director of Prudential Insurance since September 1991. He has served as the Chairman of the Amani Group, a consulting and advisory firm, since August 2004. He served as President and Chief Executive Officer of The College Fund/UNCF (philanthropic foundation) from 1991 until his retirement in 2004. Mr. Gray was a member of the U.S. House of Representatives from 1979 to 1991. Mr. Gray’s areas of expertise include public policy and education. Other Directorships include: JP Morgan Chase & Co., Dell Inc., Pfizer Inc. and Visteon Corporation. Age 63.

Jon F. Hanson was elected as a Director of Prudential Financial in January 2001 and was appointed by the Chief Justice of the New Jersey Supreme Court as a Director of Prudential Insurance in April 1991. He has served as Chairman of The Hampshire
Companies (real estate investment and property management) since 1976. Mr. Hanson served as the Chairman and Commissioner of the New Jersey Sports and Exposition Authority from 1982 to 1994. Mr. Hanson’s areas of expertise include real estate, investments, government and business operations. Other Directorships include: CD&L, Inc., HealthSouth Corporation (since 2002) and Pascack Community Bank. Age 68.

Constance J. Horner was elected as a Director of Prudential Financial in January 2001 and has been a Director of Prudential Insurance since April 1994. She has been a Guest Scholar at The Brookings Institution (non-partisan research institute) since 1993, after serving as Assistant to the President of the United States and Director, Presidential Personnel from 1991 to 1993; Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991; and Director, U.S. Office of Personnel Management from 1985 to 1989. Mrs. Horner was a Commissioner, U.S. Commission on Civil Rights from 1993 to 1998. Mrs. Horner’s areas of expertise include public policy and government. Other Directorships include: Ingersoll-Rand Company Ltd. and Pfizer Inc. Age 63.

Continuing Class III Directors Whose Terms Expire in 2007

Arthur F. Ryan is Chairman of the Board, Chief Executive Officer and President of Prudential Financial. He joined Prudential Insurance as the Chairman of the Board, Chief Executive Officer and President and as a Director in December 1994. In
December 1999, at the time of the Company’s incorporation, he was named Director of Prudential Financial; in January 2000 he was named to its first slate of officers as President and Chief Executive Officer; in December 2000 he took his current title. Prudential Financial became a public company in December 2001. From 1972 until he joined Prudential Insurance, Mr. Ryan was with Chase Manhattan Bank, serving in various executive positions including President and Chief Operating Officer from 1990 to 1994. Other Directorships include Regeneron Pharmaceuticals, Inc. Age 62.

Gaston Caperton was elected as a Director of Prudential Financial in June 2004. He has served as the President of the College Board (non-profit membership association of schools, colleges, universities and other educational organizations) since 1999. He was the founder and executive director of Columbia University’s Institute on Education & Government at Teachers College from 1997 to 1999 and a fellow at Harvard University’s John F. Kennedy Institute of Politics from 1996 to 1997. Mr. Caperton served as the Governor of West Virginia from 1988 to 1996. Prior to his governorship, Mr. Caperton was an entrepreneur in the insurance business and was one of the principal owners of a privately held insurance brokerage firm. Mr. Caperton’s areas of expertise include insurance, public policy and education. Other Directorships include: United Bankshares, Inc. and Owens Corning. Age 65.

2005 PROXY STATEMENT

Gilbert F. Casellas was elected as a Director of Prudential Financial in January 2001 and has been a Director of Prudential Insurance since April 1998. He is President of Casellas & Associates, LLC, a consulting firm. During 2001, he served as President and Chief Executive Officer of Q-linx, Inc. (software development). He served as the President and Chief Operating Officer of The Swarthmore Group, Inc. (investment company) from January 1999 to December 2000. Mr. Casellas was a partner in the law firm of McConnell Valdes LLP from 1998 to 1999; Chairman, U.S. Equal Employment Opportunity Commission from 1994 to 1998; and General Counsel, U.S. Department of the Air Force from 1993 to 1994. Mr. Casellas’ areas of expertise include law, public policy, investments and education. Age 52.

Karl J. Krapek was elected as a Director of Prudential Financial in January 2004. He served as the President and Chief Operating Officer of United Technologies Corporation (global technology) from 1999 until his retirement in January 2002.
Prior to that time, Mr. Krapek held other management positions at United Technologies Corporation, which he joined in 1982. Mr. Krapek’s areas of expertise include domestic and international business operations. Other Directorships include: The Connecticut Bank & Trust Co., Lucent Technologies, Inc., Visteon Corporation and Delta Air Lines, Inc. Age 56.

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent auditors for 2005. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditors. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers, but may retain such independent auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

The following is a summary and description of fees for services provided by PricewaterhouseCoopers in 2004 and 2003.

Worldwide Fees

Service	2004	2003
Audit (A)	$37,194,000	$30,476,000
Audit-Related (B)	$4,539,000	$6,577,000
Tax (C)	$2,622,000	$3,606,000
All Other (D)	$77,000	$131,000

Total	$44,432,000	$40,790,000

(A) The aggregate fees for professional services rendered for the audits of the consolidated financial statements of Prudential Financial and, as required, of various domestic and international subsidiaries, the issuance of comfort letters, agreed-upon procedures required by regulation, consents and assistance with review of documents filed with the Securities and Exchange Commission. In 2004, audit fees also include fees for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(B) The aggregate fees for assurance and related services including internal control reports, agreed-upon procedures not required by regulation, benefit plan audits and accounting consultation on acquisitions.

(C) The aggregate fees for services rendered by PricewaterhouseCoopers’ tax department for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects, employee benefit plans, compliance services for expatriate employees and requests for rulings. In 2004, tax compliance and preparation fees total $1,676,000 and tax advisory fees total $946,000 and in 2003, tax compliance and preparation fees totaled $1,736,000 and tax advisory fees totaled $1,870,000.

(D) The aggregate fees for all other services rendered by PricewaterhouseCoopers, including provision of workpapers to third parties, software license fees, assessment of a proposed outsourcing transaction, and attendance in PricewaterhouseCoopers-sponsored educational programs.

The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining their independence.

PRUDENTIAL FINANCIAL, INC.

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services and a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditors are required to report periodically to the full Audit Committee regarding the extent of services provided in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chairman the authority to address requests for pre-approval of services with fees up to a maximum of $100,000 between Audit Committee meetings if the Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

All Audit, Audit-Related, Tax and All Other fees described above were approved by the Audit Committee before services were rendered.

The Board of Directors recommends that shareholders vote “for” ratification of the appointment of PricewaterhouseCoopers as the Company’s independent auditors for 2005.

ITEM 3 — PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

The Board of Directors recommends approval of an amendment to the Company’s Certificate of Incorporation that would provide for the phased elimination over three years of the Company’s classified Board of Directors. If the Declassification Amendment is approved, the Board’s Class I Directors standing for election at this year’s Annual Meeting (Messrs. Cullen, Unruh, and Bethune) will stand for election for the term expiring at the Annual Meeting of Shareholders to be held in 2006 and for one-year terms thereafter. The Board’s Class II Directors and Class III Directors (who are not standing for election at this year’s Annual Meeting) will continue to hold office until the end of the terms for which they were elected and will stand for election for one-year terms thereafter. Accordingly, Class II Directors will continue to serve for the term expiring at the Annual Meeting of Shareholders in 2006, and Class III Directors will continue to serve for the term expiring at the Annual Meeting of Shareholders to be held in 2007. If the Declassification Amendment is approved, all Directors will be elected on an annual basis commencing in 2007. In all cases, each Director will hold office until his or her successor has been elected and qualified or until the Director’s earlier resignation or removal, and vacancies that occur during the year will be filled by the Board of Directors to serve until the next annual meeting.

Background

The Company’s current classified board structure, in which Directors are divided into three classes serving staggered three-year terms, was included in the Company’s Certificate of Incorporation approved by policyholders of Prudential Insurance as part of the demutualization process in 2001. In 2004, a shareholder of the Company, the UNITE Staff Retirement Plan (“UNITE”), submitted a shareholder proposal at the 2004 Annual Meeting of Shareholders requesting the Board to take steps to declassify the election of Directors, provided that such declassification be phased in so that it does not affect the unexpired terms of the previously elected Directors. UNITE’s proposal received support from a majority of the votes cast at the 2004 Annual Meeting.

In light of shareholder support for the UNITE proposal, the Board and its Corporate Governance and Business Ethics Committee have reconsidered the merits of retaining a classified board. The Board continues to believe that a classified board structure may enhance shareholder value in the event of a hostile change in control attempt by providing the independent Board members with the time and leverage necessary to consider an offer, explore alternatives and, if

2005 PROXY STATEMENT

appropriate, negotiate the best price without the threat of imminent replacement of the entire Board in a single election. However, the Board acknowledges the sentiment of the Company’s shareholders in favor of annual elections evidenced by the shareholders’ approval of UNITE’s proposal. The Board of Directors, upon the recommendation of the Corporate Governance and Business Ethics Committee, has thus determined that it is appropriate to propose declassifying the Board over a three-year phase in period, as suggested by the UNITE proposal. If adopted, the Declassification Amendment would allow shareholders the opportunity each year, beginning with the annual meeting of shareholders held in 2007, to register their vote with respect to each member of the Board of Directors.

The Declassification Amendment and Ancillary Changes

If the Declassification Amendment is approved, the Company’s Certificate of Incorporation will be amended to eliminate the classification of the Board in the manner noted above and to make certain ancillary changes to the Company’s Certificate of Incorporation and By-laws to reflect the absence of a classified Board, as follows:

The present Certificate of Incorporation contains supermajority shareholder voting requirements providing that the affirmative vote of at least 80% of the votes cast at a shareholders’ meeting (at which at least 50% of outstanding shares vote) is required to amend the provisions of the Certificate of Incorporation and By-laws establishing the classified board structure. Pursuant to the Declassification Amendment, the Certificate of Incorporation will be amended to delete the supermajority voting requirements applicable to the classification of the Board in order that, if shareholders in the future wish to reestablish a classified Board, such reestablishment would need the affirmative vote of only a majority of the votes cast at a meeting at which a quorum is present, and the Board will adopt corresponding amendments to the Company’s By-laws.

Currently, our By-laws permit removal of Directors only for cause (as required by New Jersey law for corporations with classified boards) and require (unless otherwise required by law) the affirmative vote of at least 80% of the votes cast at a meeting of shareholders provided that at least 50% of the outstanding shares approve. Our Certificate of Incorporation and By-laws will be amended so that, upon adoption of the Declassification Amendment, these requirements will continue to apply to the Class II and Class III Directors during the remainder of their terms. Upon adoption of the Declassification Amendment, our By-laws will be amended to provide that, consistent with New Jersey law for corporations without classified boards, Directors elected at the Annual Meeting and future Annual Meetings will be removable “with or without cause” upon the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present.

The terms of the proposed Declassification Amendment are set forth in Appendix A to this proxy statement, with deletions indicated by strike-outs and additions indicated by underlining.

Vote Required

For the Declassification Amendment to become effective, at least 50% of the shares entitled to vote must vote on the proposal and the proposal must receive the affirmative vote of at least 80% of the votes cast. The Board has already provisionally approved the amendments to the Company’s By-laws discussed above, subject to shareholder approval of the Declassification Amendment.

If the Declassification Amendment is not approved by the Company’s shareholders, the present classification of the Board of Directors will continue, and the Company’s Class I Directors will be elected pursuant to Item 1 above to a three-year term expiring at the Annual Meeting of Shareholders in 2008, and the Class II and Class III Directors will continue to serve the terms for which they were elected.

The Board of Directors recommends that shareholders vote “for” the Declassification Amendment.

PRUDENTIAL FINANCIAL, INC.

ITEM 4 — PROPOSAL TO APPROVE THE PRUDENTIAL FINANCIAL, INC. EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors believes that encouraging stock ownership by employees of Prudential Financial and its affiliates is an effective method of aligning the interests of employees and Prudential Financial shareholders in a way that is beneficial to employees, shareholders and the Company. Prudential Financial first acted on this belief by providing an Associates Grant of stock options to most non-executive employees at the time of demutualization. The Board is further encouraging share ownership by adopting the Prudential Financial, Inc. Employee Stock Purchase Plan (the “ESPP”), subject to shareholder approval.

Eligibility. The ESPP is a broad-based plan designed to meet the requirements of Section 423 of the Internal Revenue Code (the “Code”) by offering almost all employees the opportunity to buy shares of Prudential Financial Common Stock at a discount from the prevailing fair market value. Generally, all employees of Prudential Financial and any of its affiliates that are authorized to participate in the ESPP, worldwide, will be eligible to join the ESPP. However, the plan administrator has discretion to exclude certain employees from joining the ESPP. Excludable employees include those employees whose customary employment is 20 hours or less per week, certain temporary or seasonal employees, those employees who have been employed for less than two years and certain highly compensated employees. The Company intends to exclude Senior Vice Presidents and above and their equivalents from participating in the ESPP.

Shares Authorized for Issuance. The ESPP authorizes the issuance of 26,367,235 shares of Prudential Financial’s Common Stock, which represent 5% of the shares of Common Stock outstanding on December 31, 2004. The shares to be issued under the ESPP may be authorized but unissued shares or may be treasury shares. Upon the occurrence of certain events that affect Prudential Financial’s capitalization, appropriate adjustments will be made in the number and kind of shares that may be issued under the ESPP in the future and in the number and kind of shares and price per share under all outstanding grants made before the event to maintain equivalent rights, value and features of grants before and after the event. If any granted options are canceled, terminated or otherwise settled without the issuance of some or all of the shares subject to the grant, these unissued shares will again be available for future grants under the ESPP.

Purchase Price for the Shares. Under the ESPP, participating employees are granted options, each with a term of not more than 2 years, to purchase shares of Common Stock of Prudential Financial at a price determined by the plan administrator. The price will be at least equal to (i) 85% of the share’s “fair market value” as of the date of grant or (ii) 85% of the share’s fair market value as of the “exercise date” or (iii) the lesser of the two prices. The phrase “fair market value” is generally defined by the ESPP as the last trade, regular way, in Prudential Financial’s Common Stock on the NYSE on the date on which fair market value is being determined.

Administration. The ESPP generally will be administered by a committee of at least three members comprised solely of Directors or employees of Prudential Financial or any of its affiliates selected by the committee of the Board of Directors that is responsible for overseeing the ESPP. This administrative committee—called the plan administrator —will have the discretion to determine a number of the important terms of the offering of stock for purchase under the ESPP, within the general parameters established under the ESPP. For example, when options are granted to employees pursuant to the ESPP, the plan administrator will determine whether the exercise price to purchase shares will be based on the price prevailing at the time of grant, will be based on the price prevailing at the time the shares are purchased or will be based on whichever of such prices is lower. The plan administrator will also determine, with respect to each grant of options under the ESPP, whether to exclude from participation those employees who may be excluded under the terms of the ESPP, the length of each offering period under the ESPP (up to the maximum 2-year option term), and when the amounts that are accumulated under the ESPP by employees for the purchase of stock will be applied to actually purchase shares of Prudential Financial Common Stock.

Employee Contributions. An employee may join the ESPP by authorizing after-tax “payroll contributions” to be deducted from gross wages. Additionally, if an employee is making payroll contributions, the plan administrator may also permit such employee to make “cash” contributions within the limits established for

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such offering period. The maximum amount that an employee may contribute during a calendar year under the ESPP is $25,000 (or a lesser amount that the plan administrator determines). An employee may reduce the amount of payroll contributions under the ESPP and, if permitted by the plan administrator, may increase such contributions. An employee also has the right to completely cease participating in the ESPP at any time.

Purchase of Shares. Shares may be purchased by employees under the ESPP on an exercise date or dates established by the plan administrator. There will be at least one exercise date during each offering period and, if any offering period lasts for more than one year, at least one exercise date each year. Prior to any exercise date, each employee may elect to withdraw the contributions made to the employee’s account during that offering period. Unless an employee elects such a withdrawal, the cash balance in the employee’s account under the ESPP on any exercise date will be used to purchase the maximum number of whole shares of Common Stock that can be purchased with the account balance at the exercise price established for that offering period. Purchased shares will be held by the plan custodian until such time as the participating employee either requests a distribution or terminates employment.

Termination of Employment. Generally, if an employee who is employed with Prudential Financial or any of its affiliates terminates his employment for any reason other than death or permanent disability, any outstanding options granted to him will terminate and any funds (and previously purchased Common Stock) in his individual account will be returned to him. If an employee’s employment terminates due to death or permanent disability, the employee or his designated beneficiary, as applicable, will have the option to elect either to have the employee’s contributions distributed or to have the employee’s options exercised at the next date of exercise.

Amendment and Termination. The Compensation Committee of Prudential Financial’s Board of Directors may terminate, suspend or amend the ESPP at any time, but such termination, suspension or amendment may not adversely affect any options then outstanding under the ESPP without the consent of the recipients of those options.

Shareholder approval is required for any amendment that would increase the number of shares available for issuance under the ESPP, lower the minimum exercise price at which options may be granted or change the class of affiliates whose employees are eligible to participate in the ESPP.

U.S. Federal Income Tax Consequences. The grant of an option under the ESPP will not have any U.S. federal tax consequences to either the employee or Prudential Financial or any of its affiliates. The exercise of an option also will not have any immediate U.S. federal tax consequences to the employee. Any determination of U.S. federal tax consequences will depend on whether the option shares are disposed of after the expiration of one year after the date the option shares are transferred to the employee and two years after the date of grant of the option (referred to below as the “holding periods”). If the exercise price for the shares is less than the fair market value of the shares at the date of grant, a portion of the amount realized by the employee on the disposition of the shares may be categorized as ordinary income. If the holding periods are met and the price of the option is fixed at the date of grant (so that the price is based on the fair market value of the shares on that date and is not less than 85% of such value), the amount of any such discount from the fair market value of the stock (or, if less, the excess, if any, of the sales proceeds over the aggregate exercise price of such shares) will be treated as ordinary income and any additional gain will be treated as long-term capital gain. If the holding periods are met and the exercise price is not fixed on the date of grant (that is, the purchase price of the stock may be based on the value of the stock at the time of exercise), the amount of any discount from the fair market value of the stock at the date of grant (or, if less, the excess, if any, of the sales proceeds over the aggregate exercise price of such shares) will be treated as ordinary income and any additional gain will be treated as long-term capital gain. Neither Prudential Financial nor any unconsolidated affiliate employing the participant will be entitled to any U.S. federal tax deduction with respect to the amount treated as long-term capital gain or as ordinary income as a result of the rules described above for shares disposed of after the holding periods. If the shares are disposed of prior to the expiration of the holding periods described above (a “disqualifying disposition”), generally the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price will be ordinary

PRUDENTIAL FINANCIAL, INC.

income at the time of such disqualifying disposition and Prudential Financial (or the unconsolidated affiliate employing the participant) will be entitled to a U.S. federal tax deduction in a like amount. Any disposition proceeds in excess of the value of the shares at the date of exercise will result in capital gain (or loss) to the participant and will not be deductible to Prudential Financial.

New Plan Benefits. The actual amount of benefits provided to executives and other employees of Prudential Financial or its affiliates under the ESPP will vary depending upon the actual purchase prices established under the ESPP, the fair market value of Prudential Financial Common Stock at various future dates, and the extent to which employees choose to participate in the ESPP through future payroll contributions. Thus, it is not possible to determine currently the total dollar amount of benefits that would be received by participants in the ESPP if the ESPP is approved by shareholders.

The full text of the ESPP is available at www.investor.prudential.com. You may also request a copy of the ESPP, which will be provided without charge, by calling 1-877-998-ROCK (7625).

The Board of Directors recommends that shareholders vote “for” the Employee Stock Purchase Plan.

EQUITY COMPENSATION TABLE

The following table provides information as of December 31, 2004, regarding securities issued under our equity compensation plans that were in effect during fiscal 2004. All outstanding awards relate to our Common Stock. For additional information about our equity compensation plans see Note 15 to the Consolidated Financial Statements included in our 2004 Annual Report on Form 10-K.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in (a))
Equity compensation plans approved by security holders — Omnibus Plan — Stock Options	22,206,295	$34.05	(1)
Equity compensation plans approved by security holders — Omnibus Plan — Restricted Stock and Restricted Stock Units	2,934,926	N/A	(1)
Equity compensation plans approved by security holders — Omnibus Plan — Performance Shares(2)	726,377	N/A	(1)

Total equity compensation plans approved by security holders — Omnibus Plan	25,867,598	N/A	57,856,334
Equity compensation plans approved by security holders — Board of Directors(3)	N/A	N/A	444,950

Total equity compensation plans approved by security holders	25,867,598	N/A	58,301,284
Equity compensation plans not approved by security holders — MasterShare(4)	356,291	N/A	486,335

Grand Total	26,223,889	N/A	58,787,619

(1) All shares of Common Stock subject to awards under the Prudential Financial, Inc. Omnibus Incentive Plan (the “Omnibus Plan”) may be issued in the form of stock options, restricted stock and units, and performance shares (as well as stock appreciation rights, long-term incentive payments and other awards provided for under the Omnibus Plan). The Omnibus Plan does not, by its terms, allocate any number of shares to a particular type of award.

(2) These performance shares are the target amount awarded, reduced for cancellations and releases to date. The actual number of shares the Compensation Committee will award at the end of each performance period will range between 50% and 150% of this target based upon a measure of the reported performance for the Company’s Financial Services Businesses relative to stated goals.

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(3) A maximum of 500,000 shares may be issued under the Prudential Financial Deferred Compensation Plan for Non-Employee Directors, 100,000 of which have been registered on Form S-8. Participants in the Plan may receive shares of Common Stock as distributions under the Plan upon their termination of service on the Board. In 2004 and 2003, 42,630 and 12,419 shares of Common Stock, respectively, were distributed to former participants of the Plan upon their retirement from the Board, leaving a balance of 444,950 shares of Common Stock available for future distribution. The Company will register additional shares on Form S-8 in the future, if necessary.

(4) The equity compensation plan referred to is the 2002 Prudential Financial Stock Purchase Program for Eligible Employees of Prudential Securities Incorporated Participating in Various Prudential Securities Incorporated Programs, adopted by the Prudential Securities Board of Directors in April 2002 (the “2002 MasterShare Conversion Program”), and for which 12,775,000 shares of restricted Common Stock were registered on Form S-8 by the Company in May 2002. The 2002 MasterShare Conversion Program provided participants in various compensation programs sponsored by Prudential Securities the opportunity to exchange restricted property held under such programs for shares of Prudential Financial restricted Common Stock. Upon the consummation of the Prudential Securities/Wachovia transaction, the 2002 MasterShare Conversion Program was suspended, and the majority of the unissued shares were deregistered under a Post-Effective Amendment to Form S-8 effective March 28, 2003. In 2003, Prudential Financial also registered additional shares of Common Stock for a new program to be effective in 2003. However, as a result of the transaction, no share exchanges were permitted, and the entire amount of shares registered under the 2003 program (6,000,000 shares) was also deregistered through a Post-Effective Amendment to Form S-8 on March 28, 2003.

CORPORATE GOVERNANCE

The Board of Directors reviews Prudential Financial’s policies and business strategies and advises and counsels the Chairman and Chief Executive Officer and the other executive officers who manage Prudential Financial’s businesses. The Board currently consists of 13 Directors, including the Chairman, 12 of whom the Board has determined are “independent” as that term is defined in the listing standards of the NYSE and in Prudential Financial’s Corporate Governance Principles and Practices (“Corporate Governance Principles”). Mr. Ryan is the only Director who is not independent. The full text of the Corporate Governance Principles, as well as the charters of the Corporate Governance and Business Ethics, Compensation and Audit Committees and the Code of Business Conduct and Ethics can be found at www.investor.prudential.com. A copy of the Audit Committee Charter (“Charter”) is attached as Appendix B to this proxy statement. Copies of these documents also may be obtained from the Secretary of Prudential Financial.

Director Independence

The definition of independence adopted by the Board is set forth below:

The Prudential Financial Board believes that a significant majority of the Board should be independent Directors. For this purpose, a Director shall be considered to be “independent” only if the Board affirmatively determines that the Director does not have any direct or indirect material relationship with Prudential Financial that may impair, or appear to impair, the Director’s ability to make independent judgments. With respect to each Director, the Board’s assessment and determination of such Director’s independence shall be made by the remaining members of the Board. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

An independent Director is one who within the preceding three years:

•	has not been a member of management;

•	has had no close family or similar relationship with a member of key management;

•	has not been a lawyer, advisor or consultant to the corporation or its subsidiaries and has not had any personal service contracts with the corporation or its subsidiaries;

•	has not (nor has a member of his or her immediate family) been employed by or affiliated with the corporation’s independent auditor in a professional capacity;

•	has not had any other relationship with the corporation or its subsidiaries, either personally or through his employer, which, in the opinion of the Board, would adversely affect the Director’s ability to exercise his or her independent judgment as a director.

PRUDENTIAL FINANCIAL, INC.

The following relationships will not be considered to be relationships that would impair, or appear to impair, a Director’s ability to make independent judgments:

•	The Director or an immediate family member of a Director is an executive officer of a company that does business with Prudential Financial, and the other company’s annual sales to, or purchases from, Prudential Financial are less than 2% of the annual revenues of Prudential Financial and less than 2% of the annual revenues of such other company;

•	The Director is an executive officer of a company that is indebted to Prudential Financial or is an executive officer of a company to which Prudential Financial is indebted, and, in either case, the aggregate amount of such debt is less than 2% of the total consolidated assets of Prudential Financial and less than 2% of the total consolidated assets of such other company;

•	The Director or an immediate family member of a Director serves as an officer of a non-profit entity to which Prudential Financial or the Prudential Foundation makes discretionary contributions (i.e., excluding matching gifts) or other payments, and all such discretionary contributions or other payments to such entity are less than 2% of that entity’s total annual charitable receipts and other revenues;

•	The Director serves as a director or trustee of a non-profit entity to which Prudential Financial or the Prudential Foundation makes discretionary contributions (i.e., excluding matching gifts) or other payments, and all such discretionary contributions or other payments to such entity are less than $50,000 or 2% of that entity’s total annual charitable receipts and other revenues, whichever is greater.

The Board will review annually all commercial and non-profit relationships between each Director and Prudential Financial during the preceding three years and will make a determination of such Director’s independence, and Prudential Financial will disclose the Board’s determinations in the proxy statement.

Because Prudential Financial is a major financial institution, Directors or the companies with which they are affiliated will sometimes be borrowers from Prudential Financial or one of its subsidiaries or otherwise have a business relationship (e.g., investment management services, group insurance) with Prudential Financial or its subsidiaries. Directors and the companies with which they are affiliated will not be given special treatment in these relationships, and borrowings by institutions affiliated with a Director must be specifically approved by the Investment Committee of the Board. To help maintain the independence of the Board, all Directors are required to deal at arm’s length with Prudential Financial and its subsidiaries and to disclose circumstances material to the Director that might be perceived as a conflict of interest.

Presiding Director

The Board has designated the Chairman of the Executive Committee, currently Jon Hanson, to chair meetings of the independent Directors, unless the subject matter of the discussion makes it more appropriate for the chairperson of a specific Board committee to chair the session. The independent Directors hold executive sessions at least four times per year but typically meet in executive session at each Board meeting.

Communication with Directors

Interested parties, including shareholders, may communicate with any of the independent Directors, including Committee Chairs, by using the following address:

Prudential Financial, Inc.

P.O. Box 949

Newark, NJ 07101-0949

The Secretary of Prudential Financial serves as the agent for the independent Directors with respect to communication from shareholders. Communication from shareholders that pertains to non-financial matters will be forwarded to the Directors as soon as practicable. Communication received from interested parties regarding accounting or auditing matters will be forwarded to the appropriate Board members in accordance with the time frames established by the Audit Committee for the receipt of complaints dealing with these matters. In addition, communication that involves customer service matters will be forwarded to the Directors in accordance with internal procedures for responding to such matters.

Criteria for Director Selection

The Prudential Financial Board and the Corporate Governance and Business Ethics Committee believe that Prudential Financial Directors should be individuals with substantial accomplishments, who have been associated with institutions noted for excellence and

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who have broad experience and the ability to exercise sound business judgment. Each Director is expected to serve the best interests of all shareholders. In selecting Directors, the Board generally seeks a combination of active or former CEOs or Presidents of major complex businesses (from different industry sectors and having varied experience in areas such as manufacturing, finance, marketing and technology), leading academics and individuals with substantial records of government service or other leadership roles in the not-for-profit sector, with a sensitivity to diversity. In light of the increasing complexity of the duties of Audit Committee members, recruiting Directors with financial acumen is also a focus. Information regarding the areas of expertise of our non-employee Directors is included on pages 3-5.

The Board believes that a significant majority of its members should be independent Directors. The Board’s definition of independence is set forth on pages 11-12.

Process for Selecting Directors

The Board believes that Directors should be recommended for board approval by the Corporate Governance and Business Ethics Committee, which consists entirely of independent Directors as defined by the NYSE. While the Board expects the Corporate Governance and Business Ethics Committee to consider the views of the Chairman and CEO in making appointments, it is the Corporate Governance and Business Ethics Committee’s responsibility to make Director recommendations to the Board for submission to the shareholders each year in connection with Prudential Financial’s annual meeting.

The Corporate Governance and Business Ethics Committee will consider nominations submitted by shareholders in accordance with the procedures set forth in our By-laws, as discussed in “Shareholder Proposals” on page 29. Such nominations will be evaluated in accordance with the criteria for director selection described above. Nominations should be sent to the attention of the Secretary of Prudential Financial, Inc. at 751 Broad Street, Newark, NJ 07102.

The Corporate Governance and Business Ethics Committee regularly reviews the composition and size of the Board and the skill sets and experience of its members. The Company’s By-laws provide that the size of the Board may range from 10 to 24 members. The Board’s current view is that the optimal size is between 10 and 15 members. In anticipation of a number of retirements over the next two years, the Committee is actively seeking one or more candidates who meet the criteria described above. The Committee is being assisted with its recruitment efforts by independent search firms under retainer to recommend candidates that satisfy the Board’s criteria. The search firms also provide research and other pertinent information regarding candidates, as requested.

New Directors for 2005

On the recommendation of an independent search firm, the Corporate Governance and Business Ethics Committee recommended that the Board elect Gordon M. Bethune as a Director, effective February 1, 2005, and Mr. Bethune has been so elected by the Board.

Director Attendance

During 2004, the Board of Directors held 9 meetings. All of the incumbent Directors of the Board attended 75% or more of the combined total meetings of the Board and the committees on which they served in 2004. The average attendance of all Directors in 2004 was 97%. Directors are expected to attend the Annual Meeting of Shareholders. In 2004, all of the non-retiring Directors attended the Annual Meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established various committees to assist in discharging its duties, including standing Audit, Compensation, Corporate Governance and Business Ethics, Finance and Investment Committees. The primary responsibilities of each of the standing committees of Prudential Financial’s Board of Directors are set forth below, together with their membership in 2004.

Audit Committee

Members: Directors Becker (Chair), Cullen, Schmertz and Unruh.

Number of Meetings in 2004: 11

The primary purpose of the Audit Committee, which consists solely of independent Directors as defined by the rules of the NYSE and the Securities and Exchange Commission (“SEC”), is to assist the Board of Directors in its oversight of: the Company’s accounting and financial reporting processes; the adequacy of the systems of internal control established by management;

PRUDENTIAL FINANCIAL, INC.

and the audit of the Company’s financial statements. Among other things the Audit Committee:

•	Appoints the independent auditors and evaluates their independence and performance;

•	Reviews the audit plans for and results of the independent audit and internal audits; and

•	Reviews reports related to processes established by management to provide compliance with legal and regulatory requirements.

Compensation Committee

Members: Directors Cullen (Chair), Caperton, Hiner and Horner.

Number of Meetings in 2004: 7

The primary responsibilities of the Compensation Committee, which consists solely of independent Directors as defined by the rules of the NYSE, are:

•	Overseeing and taking actions with respect to the promotion and compensation of senior management and the human resources policies of Prudential Financial, including its compensation and benefits policies; and

•	Overseeing executive succession planning.

Corporate Governance and Business Ethics Committee

In June 2004, the Board approved the combination of the Corporate Governance Committee and the Business Ethics Committee.

Members: Directors Gray (Chair), Becker, Horner and Unruh.

Number of Meetings in 2004: 7

In addition, the Business Ethics Committee met three times in 2004 prior to the combination.

The primary responsibilities of the Corporate Governance and Business Ethics Committee, which consists solely of independent Directors as defined by the rules of the NYSE, are:

•	Making recommendations to the Board of Directors regarding corporate governance issues and practices, nominations for elections of Directors and the composition of standing committees, and overseeing the Board evaluation process;

•	Making recommendations to the Board regarding Director compensation; and

•	Overseeing the Company’s ethics policies and conflict of interest procedures.

Executive Committee

Members: Directors Hanson (Chair), Becker, Cullen, Gray and Ryan.

Number of Meetings in 2004: 0

The primary responsibility of the Executive Committee is:

•	Between meetings of the Board of Directors, to exercise the corporate powers of the corporation except for those powers reserved to the Board of Directors by the By-laws or otherwise.

Finance Committee

Members: Directors Hanson (Chair), Casellas, Hiner and Krapek.

Number of Meetings in 2004: 6

The primary responsibilities of the Finance Committee are:

•	Overseeing and taking actions with respect to the capital structure of Prudential Financial, including borrowing levels, subsidiary structure, major capital expenditures and funding of the pension plan.

Investment Committee

Members: Directors Hanson (Chair), Casellas, Hiner and Krapek.

Number of Meetings in 2004: 7

The primary responsibilities of the Investment Committee are:

•	Periodically receiving reports from management relating to and overseeing and taking actions with respect to the acquisition, management and disposition of invested assets;

•	Reviewing the investment performance of the pension plan and funded employee benefit plans; and

•	Periodically receiving reports from management on and reviewing investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties.

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COMPENSATION OF DIRECTORS

Each Director, who is not an officer or employee of Prudential Financial, receives an annual retainer of $80,000 in cash, which may be deferred, at the Director’s option, in the Deferred Compensation Plan summarized below. He or she also receives $80,000 in the form of stock units of Prudential Financial that are deferred until termination of service on the Board of Directors. Audit Committee members receive an annual retainer of $15,000 for service on that Committee, and members of the Compensation, Corporate Governance and Business Ethics, Finance and Investment Committees receive an annual retainer of $5,000 for service on each of these Committees. The chairperson of each committee receives an additional annual retainer fee of $10,000. During 2004, three Directors received $3,750 each and one Director received $2,500 for attending meetings of Prudential Financial’s Community Resources Committee, a committee composed of members of management and the Board of Directors. Except for the Community Resources Committee which generally meets on a day separate from Board meetings (for which Directors receive $1,250 per meeting attended), Directors receive no fees for attending meetings of the Board or its Committees. Directors are reimbursed for expenses incurred in connection with their service on the Board.

Each new Director receives a one-time grant with a value of $100,000 in the form of Prudential Financial stock units that is deferred until termination of service on the Board of Directors.

Directors’ Deferred Compensation Plan

The Prudential Financial Deferred Compensation Plan for Non-Employee Directors was ratified by shareholders in 2003 and is designed to align Director and shareholder interests. As noted above, $80,000 per year is automatically deferred in a notional account that replicates an investment in the Prudential Financial Common Stock Fund under the Prudential Employee Savings Plan (“PESP”). In addition, a Director may elect to invest his or her annual retainer and chairperson fees in notional accounts that replicate investments in either the Prudential Financial Common Stock Fund or the Fixed Rate Fund, which accrues interest, from time to time, in the same manner as funds invested in the Fixed Rate Fund offered under the PESP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of business, we may from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also Directors of Prudential Financial. In all cases, these transactions are conducted on an arm’s length basis. In addition, from time to time executive officers and Directors of Prudential Financial may engage in transactions in the ordinary course of business involving services we offer, such as insurance and investment services, on terms similar to those extended to employees of Prudential Financial and its subsidiaries and affiliates generally.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, which was approved in its current form by the Board of Directors on March 8, 2005, the Audit Committee assists the Board of Directors in its oversight of the accounting, auditing and financial reporting practices of Prudential Financial. The Charter is located on our website at www.investor.prudential.com.

The Audit Committee consists of four members who, in the business judgment of the Board of Directors, are independent within the meaning of the rules of both the NYSE and the SEC and financially literate as defined by the rules of the NYSE. In addition, the Board of Directors has determined that at least one member of the Audit Committee, Mr. Unruh, satisfies the financial expertise requirements of the NYSE and has the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC. Specifically, Mr. Unruh has accounting and financial management expertise, which he gained through his experience as Senior Vice President, Finance, of a NYSE listed company, as well as experience in financial management positions in other organizations and other similar positions.

Management is responsible for the preparation, presentation and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers is responsible for auditing the financial statements of

PRUDENTIAL FINANCIAL, INC.

Prudential Financial and expressing an opinion as to their fair presentation in accordance with accounting principles generally accepted in the United States, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

In performing its oversight function, the Audit Committee reviewed and discussed the audited Consolidated Financial Statements of Prudential Financial as of and for the year ended December 31, 2004 and Management’s Annual Report on Internal Control over Financial Reporting with management and Prudential Financial’s independent auditors. The Audit Committee also discussed with Prudential Financial’s independent auditors the matters required to be discussed in Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as currently in effect.

The Audit Committee received from the independent auditors formal written statements as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the NYSE Corporate Governance rules, as currently in effect. The Audit Committee also considered whether the provision to Prudential Financial of non-audit services by PricewaterhouseCoopers is compatible with maintaining the independence of PricewaterhouseCoopers, and has discussed with the independent auditors the auditors’ independence.

The Audit Committee has discussed with, and received regular status reports from, Prudential Financial’s Chief Auditor and the independent auditors regarding the overall scope and plans for their audits of Prudential Financial, including their scope and plans over management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee meets with the Chief Auditor and the independent auditors, with and without management present, to discuss the results of their respective examinations. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditors, the Audit Committee took into consideration a number of factors, including the quality of the Audit Committee’s ongoing discussions with PricewaterhouseCoopers and an assessment of the professional qualifications and past performance of the Lead Audit Partner and PricewaterhouseCoopers.

In addition, the Audit Committee reviewed and amended its Charter and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited Consolidated Financial Statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

THE AUDIT COMMITTEE

Frederic K. Becker (Chairman)

James G. Cullen

Ida F.S. Schmertz

James A. Unruh

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is composed solely of Directors who are considered to be independent under all applicable legal and regulatory standards. We are directly responsible to the Board of Directors, and through it to our shareholders, for developing and administering the compensation program for the Company’s officers and key employees of senior management and the human resources policies of Prudential Financial, including its salary and benefits policies. We are supported in our work by the head of the Human Resources Department and her staff. The Compensation Committee also uses an independent executive compensation consulting firm for advice on matters of senior executive compensation, including Chief Executive Officer compensation.

Compensation Philosophy and Strategy

The philosophy behind Prudential Financial’s compensation program is to provide an attractive, flexible and market-based total compensation program tied to performance and aligned with shareholder interests. Our goal is for Prudential Financial to be competitive in recruiting and retaining employees through its high-quality compensation practices. Equally

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important, we view compensation practices as a means for communicating our goals and standards of performance and for motivating and rewarding employees in relation to their achievements.

Prudential Financial competes in several different businesses, most of which are involved in helping individuals manage financial risk and secure their financial futures. These businesses draw their key people from different segments of the marketplace. Thus, our compensation programs are designed with the flexibility to be competitive and motivational within the different marketplaces in which we compete for talent, while being subject to centralized design, approval and control. Overall, the same principles that govern the compensation of all our salaried associates apply to the compensation of Prudential Financial’s executives. Within this framework, the Committee believes:

1.	All associates should have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber associates at all levels. In determining market competitiveness, we regularly review the compensation of our executives against that of designated competitors and generally set compensation to be between the median and top quartile of the competition, depending on the experience and performance of the individual.

2.	A significant portion of the annual compensation of executives and key associates should vary with annual business performance and each individual’s contribution to that performance.

3.	In addition to rewards for annual results, executives should be rewarded for achieving long-term results and such rewards should be aligned with shareholder interests.

4.	A significant portion of executives’ compensation, including that of major business unit leaders and their staffs, should be tied to measures of performance of the business as a whole.

5.	Special benefits and perquisites for management should be minimized and based on business necessity.

6.	The interests of executives should be linked with those of shareholders through the risks and rewards of the ownership of Prudential Financial Common Stock.

Program Elements and 2004 Results

Prudential Financial’s current compensation program for its executives, including our Chairman and Chief Executive Officer (“CEO”), consists of three main elements: base salaries, annual incentives and long-term incentives. Mr. Ryan makes compensation recommendations annually to the Compensation Committee for executives at the Senior Vice President level and above, which we review and discuss with him. We review and recommend compensation actions for executives at the Senior Vice President level and above to the Board of Directors for approval.

Base Salaries

Base salaries for our executives are determined by taking into consideration the relative importance of the position, the competitive marketplace and the individual’s performance and contribution. Salaries are reviewed annually, and increases are granted when warranted. Reflecting practices in the financial community, most of our focus is on annual and long-term incentives. Thus, it is common for an executive to have his or her salary increased only infrequently and then mostly related to job changes.

Annual Incentives

Annual incentives for executive officers, including our CEO, are paid through the senior executive pool, which is funded based on an assessment of performance relative to financial, non-financial and strategic objectives. Financial performance is measured based on growth in pre-tax adjusted operating income (AOI), operating return on average equity on an AOI basis (operating return on required average equity for business units), operating revenues, and earnings per share on an AOI basis. For the Financial Services Businesses, pre-tax AOI in 2004 increased by 27% over 2003, operating return on average equity improved by 35% from 7.55% in 2003 to 10.16% in 2004, operating revenues increased by 10%, earnings per share (after-tax AOI basis) increased by 43%, and our stock price increased almost 32%. In 2004, the Company was also successful in completing and integrating several acquisitions and its capital management efforts resulted in credit rating upgrades. Based on these results, annual incentive payments increased over 2003 for the Named Executives as indicated in the Summary Compensation Table on page 20.

PRUDENTIAL FINANCIAL, INC.

Long-Term Incentives

In 2003, Prudential Financial completed the transition of its compensation program to one appropriate to a public company by eliminating new cash grants under the Prudential Long-Term Performance Unit Plan (the “PUP”) and instead granting stock options, restricted stock and performance shares, all as described below.

•	Performance Unit Plan. The last performance units under the PUP were granted in February 2002 and paid in February 2005. Each performance unit had a target value of $780. The performance period covered was 2002 through 2004 and was based solely on total shareholder return relative to our peer group. For each of the three years, total shareholder return was at or above the 75% percentile compared to the peer group established at the beginning of the performance period. This performance resulted in a unit value of $1,212 per unit.

•	Stock Option Plan. The Prudential Financial Stock Option Plan (the “Stock Option Plan”) was approved by the Board of Directors in January 2001 and, to the extent required under the New Jersey Demutualization Law, by the New Jersey Commissioner of Banking and Insurance on October 15, 2001. In December 2001, we made a one-time grant of stock options to approximately 51,000 employees and agents of Prudential Financial and its subsidiaries globally, excluding officers of Prudential Financial, Prudential Insurance and their equivalents in other subsidiaries. The first grant of stock options to officers at the level of Vice President and their equivalents was made in June 2002, and to officers at the level of Senior Vice President and above in December 2002.

•	Omnibus Incentive Plan. In 2003, the Company’s shareholders approved the Prudential Financial, Inc. Omnibus Incentive Plan (the “Omnibus Plan”) and authorized the merger of the Stock Option Plan into the Omnibus Plan. Under the Omnibus Plan, participants may receive long-term incentive awards of options, stock appreciation rights, restricted stock/ restricted units, cash-based long-term performance unit awards and/or “performance shares.” (Performance shares are awards of units under the Omnibus Plan denominated in Prudential Financial Common Stock, and the number of such units ultimately awarded is determined over a three-year performance period based on the satisfaction of performance goals.) Mr. Ryan and executives at the level of Senior Vice President and above received grants of stock options and performance shares in 2004 for the 2004-2006 performance period. Payments of performance shares and annual incentive payments are subject to an individual limit of 0.6% of pre-tax adjusted operating income in accordance with the provisions of the Omnibus Plan.

The grants made to Mr. Ryan and the Named Executives are described in the Summary Compensation, Long- Term Compensation and Option Grant Tables.

CEO Compensation

At the CEO level, we compare our total compensation program against CEO compensation opportunities in the same group of companies that comprise the peer group Financial Services Composite Index shown on our performance graph on page 27.

Mr. Ryan’s base salary is $1,000,000. It has remained unchanged since he was hired as our CEO in 1994.

With respect to annual incentives, we evaluated Mr. Ryan’s performance for 2004 taking into account financial results and non-financial and strategic factors, such as the completion of acquisitions, capital management efforts and expense savings. We recommended a performance bonus of $4,700,000, which was approved by the independent Directors. Under the PUP, Mr. Ryan was allocated 3,208 units at the start of the 2002-2004 cycle, resulting in a target performance unit payment for the cycle of $2,502,240. At the ending value of $1,212 per unit, the amount earned by Mr. Ryan was $3,888,096. As noted above, the amount of the final award was based solely on total shareholder return over the performance period compared to the Company’s peer group.

Mr. Ryan was granted 244,585 stock options on February 10, 2004, which will vest in three equal installments on the first, second and third anniversary of the date of grant. Further, Mr. Ryan was granted 81,510 target performance shares for the 2004-2006 performance cycle. These awards align senior management rewards with the Company’s stated ROE (as defined below) objective. The target number of performance shares will be earned at attainment of an average ROE of 10% in 2005 and 2006. The maximum payout of 150% of the target shares will be earned at an average ROE of 12% or higher in 2005 and 2006. An average ROE of 8% or less for 2005 and 2006 will result in payment of 50% of target. The actual number of shares to be received will be determined by the Compensation Committee in February 2007.

2005 PROXY STATEMENT

As additional disclosure, we are providing information on the long-term incentive awards granted in February 2005 to Mr. Ryan. On February 8, 2005, Mr. Ryan was granted 223,589 stock options and 74,544 target performance shares for the 2005-2007 performance period. The actual number of shares earned at the end of the 2005-2007 performance period will vary from 50% to 150% of the target shares awarded based on goals for Operating Return on Average Equity (“ROE”) and Earnings Per Share of Common Stock (diluted):

Financial Services Businesses after-tax adjusted operating income (“EPS”), as publicly disclosed in Prudential Financial’s Quarterly Financial Supplement. Both ROE and EPS are subject to adjustment for significant one-time charges or benefits that do not accurately reflect the operating performance of the Company’s businesses as and to the extent determined by the Compensation Committee. Half of the award will be earned based on average ROE performance and the other half will be earned based on EPS growth for the 2005-2007 performance period. The target number of performance shares awarded represents the number of shares to be received upon attainment of an average ROE of 12% and a compounded annual growth rate in EPS of 10% over the 2005 through 2007 performance period. Attainment of 13% average ROE and EPS growth of 12% would result in an award of 150% of the target while average ROE of 10% or less and EPS growth of 8% or less would result in an award of 50% of target. The actual number of shares to be received will be determined by the Compensation Committee in February 2008.

The following long-term incentive awards were granted in February 2005 to the other Named Executives:

	Stock Options	Target Performance Shares(1)
John R. Strangfeld, Jr.	95,026	31,681
Vivian L. Banta	95,026	31,681
Rodger A. Lawson	95,026	31,681
Mark B. Grier	83,846	27,954

(1) The actual number of shares the Compensation Committee will award at the end of each performance period will range between 50% and 150% of this target based upon measures of the reported performance for the Company’s Financial Services Businesses relative to stated goals.

Stock Ownership Guidelines and Stock Retention Requirements

We have adopted stock ownership guidelines for our senior executives to encourage them to build their ownership position in our stock over time by direct market purchases, making investments available through the PESP and retaining shares they earn through our equity incentive and option plans. These guidelines are stated as stock value as a percent of base salary and are 200% for Senior Vice Presidents, 300% for Vice Chairmen and Executive Vice Presidents and 500% for our CEO. The guidelines are expected to be achieved over five years.

We have also adopted stock retention requirements for executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price, if any, applicable fees and applicable taxes) acquired upon the exercise of stock options or the vesting of any restricted stock. The executive is required to hold such shares until the later of (i) one year following the date of acquisition of such shares or (ii) the date that the executive satisfies the ownership guidelines.

As of December 31, 2004, Mr. Ryan satisfied the stock ownership guidelines applicable to him. The remaining Named Executives have either satisfied the guidelines or are on track to meet the guidelines within the applicable time period.

Policy on Tax Deductibility of Executive Compensation

It is our policy to structure and administer our annual and long-term incentive plans and stock option grants for our CEO and other Named Executives to maximize the tax deductibility of the payments as “performance-based” compensation under the Code. In 2004, all such compensation was deductible; however, we reserve the right to provide benefits that may not be tax deductible if we believe it is in the best interests of Prudential Financial and our shareholders to do so.

Closing Remarks

The Committee believes that the caliber and motivation of Prudential Financial’s key employees and the quality of their leadership make a significant difference in the long-term performance of the Company. Over the past four years, we have transitioned our compensation program from one appropriate to a mutual company to that of a public company. We have introduced stock options, restricted stock and other opportunities for direct stock ownership to align the interests of our executives and employees with those of our shareholders.

THE COMPENSATION COMMITTEE

James G. Cullen (Chairman)

Gaston Caperton

Glen H. Hiner

Constance J. Horner

PRUDENTIAL FINANCIAL, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Currently and in 2004, Mr. Ryan and the four other most highly paid executive officers of Prudential Financial participate in certain pension and profit-sharing retirement plans sponsored by Prudential Insurance that are either intended to qualify for tax-favored treatment under Section 401(a) of the Code or are nonqualified arrangements which, by their design, do not result in current taxation to such executives of any accrued but unpaid benefits. These plans include: (a) The Prudential Merged Retirement Plan, a defined benefit pension plan intended to qualify under Section 401(a) of the Code (the “Merged Retirement Plan”); (b) the Prudential Supplemental Retirement Plan, a nonqualified retirement plan designed to provide benefits to eligible employees in excess of the amounts permitted to be paid by the Merged Retirement Plan under Section 401(a) of the Code (the “Supplemental Retirement Plan”); (c) the PESP, a defined contribution profit-sharing plan intended to qualify under Section 401(a) of the Code and to be subject to the requirements of Section 401(k) of the Code; and (d) the Prudential Supplemental Employee Savings Plan, a nonqualified profit-sharing plan designed to provide benefits to eligible employees in excess of certain amounts permitted to be contributed under the PESP (the “SESP”).

SUMMARY COMPENSATION TABLE
The following Summary Compensation table includes individual compensation information on Mr. Ryan and the four other most highly paid executive officers in 2004 (collectively, the “Named Executives”).
	Annual Compensation							Long-Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)		Other Annual Compensation($)[1]		Awards Stock Options	Payouts LTIP Payouts($)[2]		All Other Compensation($)[3]
Arthur F. Ryan Chairman and Chief Executive Officer	2004 2003 2002	$ $ $	1,000,000 1,000,000 1,000,000	$ $ $	4,700,000 4,000,000 3,500,000	$ $	98,713 38,215 —	244,585 275,230 423,119	$ $ $	3,888,096 4,489,100 3,631,332	$ $ $	37,954 38,154 37,231
John R. Strangfeld, Jr. Vice Chairman, Investments Division	2004 2003 2002	$ $ $	600,000 600,000 600,000	$ $ $	3,000,000 2,700,000 2,300,000	$ $	51,950 22,929 —	111,810 137,615 136,315	$ $ $	2,730,636 2,522,800 1,749,468	$ $ $	21,769 23,077 21,231
Vivian L. Banta Vice Chairman, Insurance Division	2004 2003 2002	$ $ $	525,000 520,193 500,000	$ $ $	2,700,000 2,300,000 1,800,000	$ $	51,950 22,929 —	111,810 137,615 109,052	$ $ $	2,184,024 1,892,100 1,274,400	$ $ $	21,000 21,615 19,923
Rodger A. Lawson Vice Chairman, International Division	2004 2003 2002	$ $ $	520,193 490,385 450,000	$ $ $	2,400,000 2,000,000 1,600,000	$ $	45,718 19,108 —	104,822 114,679 81,789	$ $ $	1,638,624 1,640,100 1,525,032	$ $ $	20,808 15,692 18,000
Mark B. Grier Vice Chairman, Financial Management	2004 2003 2002	$ $ $	500,000 500,000 500,000	$ $ $	2,300,000 2,000,000 1,600,000	$ $	37,302 15,286 —	87,352 91,744 81,789	$ $ $	1,638,624 1,766,100 1,663,800	$ $ $	20,000 20,769 20,000

(1) Includes dividend equivalents paid on target performance shares. As additional disclosure, we are providing the following information regarding perquisites. For security purposes, Mr. Ryan uses Company aircraft for air travel. Mr. Ryan reimburses the Company for the incremental cost of personal use of Company aircraft. Any personal use of Company aircraft by any of the other Named Executives would be subject to the same reimbursement requirement. The Company provides car transportation to the Named Executives under separate, independent security plans. The incremental cost of any personal use by the Named Executives is charged to the Named Executive as imputed income, and in each case was less than $50,000 in 2004.

(2) Represents payments made under the PUP for the 2002-2004 performance period.

(3) For 2004, includes payments to Mr. Ryan, Mr. Strangfeld, Ms. Banta, Mr. Lawson and Mr. Grier of (i) employer contributions under the PESP in the amounts of $6,154, $6,077, $8,200, $8,200 and $8,200, respectively, and (ii) employer contributions credited under the SESP in the amounts of $31,800, $15,692, $12,800, $12,608 and $11,800, respectively. For 2003, includes payments to Mr. Ryan, Mr. Strangfeld, Ms. Banta, Mr. Lawson and Mr. Grier of (i) employer contributions under the PESP in the amounts of $6,154, $5,538, $8,000, $8,000 and $8,000, respectively, and (ii) employer contributions credited under the SESP in the amounts of $32,000, $17,539, $13,615, $7,692 and $12,769, respectively. For 2002, includes payments to Mr. Ryan, Mr. Strangfeld, Ms. Banta, Mr. Lawson and Mr. Grier of (i) employer contributions under the PESP in the amounts of $5,231, $5,231, $7,923, $8,000 and $8,000, respectively, and (ii) employer contributions credited under the SESP in the amounts of $32,000, $16,000, $12,000, $10,000 and $12,000, respectively.

2005 PROXY STATEMENT

  RETIREMENT PLANS

Prudential Insurance, an indirectly wholly owned subsidiary of Prudential Financial, sponsors two primary defined benefit retirement plans: the Merged Retirement Plan, which is subject to both ERISA and the qualification rules of the Code; and the Supplemental Retirement Plan, which is a “nonqualified” retirement plan exempt from most of ERISA’s substantive provisions and designed to provide benefits larger than those permitted under the qualification rules.

The Merged Retirement Plan has two formulas under which employees may have their retirement benefits determined: the “traditional” pension formula or the “cash balance” pension formula.

Benefits payable under the Traditional Pension Plan are not subject to offset for Social Security benefits. Final Average Earnings is generally defined as the average of annual earnings during the Earnings Base Period, not including the two years of lowest annual earnings. The Earnings Base Period for 2004 began on January 1, 1997.

Compensation considered in determining annual earnings for the Named Executives includes base salary and Annual Incentive Plan payments.

As of December 31, 2004, the estimated Final Average Earnings and years of credited service of the Named Executives under the Traditional Pension Plan were: Mr. Ryan, $4,783,333 and 32 years (which includes 22 years of credited service as a Mid-Career Hire Benefit under the Prudential Insurance Supplemental Executive Retirement Plan, described below) and Mr. Strangfeld, $2,844,439 and 27 years.

Traditional Pension Formula

The following table shows the estimated annual retirement benefits payable, assuming retirement at age 65, to participants under the Prudential Traditional Retirement Plan Document component of the Merged Retirement Plan and the Supplemental Retirement Plan, described below (collectively, the “Traditional Pension Plan”), at the levels of Final Average Earnings and years of credited service contained in the respective plans.

Pension Plan Table Estimated Annual Retirement Plans Benefits — Traditional Pension Plan
Final Average Earnings	Years of Credited Service
	10	15	20	25	30	35	40	45
$ 800,000	$156,992	$235,487	$313,983	$392,479	$431,900	$471,322	$510,975	$550,975
$1,200,000	$236,992	$355,487	$473,983	$592,479	$651,900	$711,322	$770,975	$830,975
$1,600,000	$316,992	$475,487	$633,983	$792,479	$871,900	$951,322	$1,030,975	$1,110,975
$2,000,000	$396,992	$595,487	$793,983	$992,479	$1,091,900	$1,191,322	$1,290,975	$1,390,975
$2,400,000	$476,992	$715,487	$953,983	$1,192,479	$1,311,900	$1,431,322	$1,550,975	$1,670,975
$2,800,000	$556,992	$835,487	$1,113,983	$1,392,479	$1,531,900	$1,671,322	$1,810,975	$1,950,975
$3,200,000	$636,992	$955,487	$1,273,983	$1,592,479	$1,751,900	$1,911,322	$2,070,975	$2,230,975
$3,600,000	$716,992	$1,075,487	$1,433,983	$1,792,479	$1,971,900	$2,151,322	$2,330,975	$2,510,975
$4,000,000	$796,992	$1,195,487	$1,593,983	$1,992,479	$2,191,900	$2,391,322	$2,590,975	$2,790,975
$4,400,000	$876,992	$1,315,487	$1,753,983	$2,192,479	$2,411,900	$2,631,322	$2,850,975	$3,070,975
$4,800,000	$956,992	$1,435,487	$1,913,983	$2,392,479	$2,631,900	$2,871,322	$3,110,975	$3,350,975
$5,200,000	$1,036,992	$1,555,487	$2,073,983	$2,592,479	$2,851,900	$3,111,322	$3,370,975	$3,630,975

The benefits shown above are stated in the form of a straight life annuity for the participant. Other optional forms of payment are available.

PRUDENTIAL FINANCIAL, INC.

Cash Balance Formula

Effective January 1, 2001, a cash balance pension plan formula was added to the Merged Retirement Plan for employees hired on or after January 1, 2001. In conjunction with this decision, the Company offered in 2001 a one-time conversion election, known as “Pension Choice,” for then-current participants in the Traditional Pension Plan to choose whether to have retirement benefits determined under the traditional pension formula or the cash balance pension formula.

Pension benefits under the Prudential Cash Balance Pension Plan Document component of the Merged Retirement Plan and the Supplemental Retirement Plan (collectively, the “Cash Balance Pension Plan”) are generally stated as a lump sum amount, although participants may also elect to have benefits distributed as an annuity. Benefits are computed using a cash balance methodology that provides for basic credits equal to 2%-14% (depending on age and service) of eligible earnings. Interest credits are made to the participant’s hypothetical account each month. The Cash Balance Pension Plan sets the interest rate each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year (or similar benchmark determined by the Internal Revenue Service), with a minimum rate of 4.25%.

Employees, who chose to have their benefits determined under the Cash Balance Pension Plan through the Pension Choice process had their accrued benefits under the Traditional Pension Plan as of January 1, 2002, converted to cash balance accounts based on the present value of the accrued benefits as of that date. The accrued benefit under the Traditional Pension Plan was frozen as of January 1, 2002, and, combined with a special protective “anti-wear-away” accrual, represents a minimum plan benefit. These participants also receive transition credits of 2.5% of eligible earnings from January 1, 2002 through December 31, 2006.

Benefits payable under the Cash Balance Pension Plan are not subject to offset for Social Security benefits. Eligible earnings include base salary and Annual Incentive Plan payments.

As of December 31, 2004, the account balances of the Named Executives under the Cash Balance Pension Plan were: Ms. Banta, $1,120,482; Mr. Lawson, $1,972,691; and Mr. Grier, $1,763,684.

Supplemental Retirement Plans

The Supplemental Retirement Plan is designed to provide benefits that would have been provided under the Traditional Pension Plan or the Cash Balance Pension Plan of the Merged Retirement Plan except for legislation that limits the amount of pension benefits that may be paid from a qualified retirement plan and earnings that may be considered in determining pension benefits under a qualified retirement plan. Credited amounts under this plan are included in the Final Average Earnings and years of credited service or account balances noted above.

Prudential Insurance Supplemental Executive Retirement Plan/PFI Supplemental Executive Retirement Plan

In 2002, Prudential Insurance amended, restated and renamed its Executive Supplemental Retirement Plan as the Prudential Insurance Supplemental Executive Retirement Plan (the “Prudential Insurance SERP”) for eligible employees of Prudential Insurance. Mr. Ryan was designated a participant in the Mid-Career Hire Benefit at that time. Prudential Financial also adopted a comparable plan, called the PFI Supplemental Executive Retirement Plan (the “PFI SERP”) for eligible employees of Prudential Financial and affiliated entities other than Prudential Insurance.

The Prudential Insurance SERP and PFI SERP provide supplemental retirement benefits, including “Mid-Career Hire Benefits” that compensate eligible individuals for retirement benefits lost when they left their previous employers. Under this provision of these plans, the benefit calculation includes service with the prior employer in the benefits calculation under the Merged Retirement Plan and the Supplemental Retirement Plan.

Under the Mid-Career Hire Benefits provision, we will calculate a hypothetical benefit under the Merged Retirement Plan and the Supplemental Retirement Plan by including service with the former employer in the calculation. The benefit payable under these plans will be an amount equal to the difference, if any, between the hypothetical benefit and the benefit the employee is eligible to receive under the former employer’s pension plan, the Merged Retirement Plan and the Supplemental Retirement Plan.

2005 PROXY STATEMENT

PRUDENTIAL SEVERANCE AND

SENIOR EXECUTIVE SEVERANCE PLAN;

CHANGE OF CONTROL PROGRAM

Severance Plans

Currently, each of the Named Executives, other than the CEO, is eligible for benefits under the Prudential Severance Plan and the Prudential Severance Plan for Senior Executives if such executive incurs an “Eligible Termination.” An “Eligible Termination” is defined as an involuntary termination of employment with Prudential Financial or a “participating company” that is a result of: (i) the closing of an office or business location; (ii) a reduction in force or downsizing; (iii) the restructuring, reorganization or reengineering of a business group, unit or department; (iv) a job elimination; or (v) such other factors and circumstances as the Compensation Committee determines in its sole discretion. The severance paid to each Named Executive is based on the individual’s years of service and “Weeks of Eligible Compensation,” which is based on the individual’s annual base salary and a three-year average of the individual’s bonus payments under the Annual Incentive Plan, plus any amount due under the terms of the PUP otherwise payable immediately after termination of employment. There is a minimum guarantee of 52 weeks of eligible compensation, and an additional 26 weeks may be added subject to the approval of the Compensation Committee. Payments under the Prudential Severance Plan for Senior Executives are reduced, however, by the amount of any severance or similar benefits from Prudential Insurance or any affiliate, including the change of control program described below and by any amounts owed to Prudential Financial or one of its affiliates by the affected employee.

Change of Control Program

We have also adopted an Executive Change of Control Severance Program (the “Program”), amended and restated as of September 9, 2003, to help (i) assure executives of fair treatment in case of involuntary termination following a change of control, (ii) assure executives’ objectivity in respect of shareholders’ interests, and (iii) attract and retain key talent during uncertain times. Each of the Named Executives, including the CEO, is eligible for benefits under the Program. A change of control generally includes these events: (1) any person’s becoming the beneficial owner of 25% or more of our voting securities, (2) a change in a majority of persons serving on the Board of Directors (excluding newly elected Directors who are elected or nominated by a majority of the Directors who were in office prior to the change), or (3) consummation of a merger, consolidation, sale or other disposition of our assets or similar corporate transactions (unless our shareholders control the voting power of the surviving, resulting or acquiring corporation). The Board of Directors also has the right to designate any other event as a change of control. The Program covers executives designated by a committee of the Board of Directors or the CEO, as appropriate. Mr. Ryan and the other Named Executives have been so designated.

Severance:

There is a double trigger for severance benefits to be paid upon a change of control. The first trigger is that a change of control must have occurred. The second trigger is that the designated executive’s employment must either be terminated involuntarily without cause or must be terminated by the designated executive for “good reason” within two years of the change of control. A designated executive would have good reason to terminate employment if the terms and conditions of the officer’s employment were to adversely change (e.g., job responsibilities, title, reporting relationship, compensation or forced relocation).

Upon a qualifying termination following a change of control, we will pay the severance benefit in a lump sum, generally in the amount of three times annual salary plus three times the higher of the prior year’s actual annual bonus or the average of the last three calendar years’ annual bonuses for our Named Executives, subject to the execution of a non-competition and non-solicitation agreement.

Other Benefits and Payments:

Other benefits and payments related to an executive’s prior service are also provided under the program in case of a qualifying termination.

•	Pro Rata Annual Bonus. A pro-rated annual incentive award will be paid either at the amount of any target annual compensation award for the year in which termination occurs or, if there is no target opportunity stated for such year, at the amount of the average of the last three calendar years’ annual incentive payments.

PRUDENTIAL FINANCIAL, INC.

•	Awards under the Omnibus Plan. All outstanding stock options and stock appreciation rights become immediately exercisable, and options and stock appreciation rights may be exercised for up to one year following such termination. Any outstanding grant of restricted stock or restricted units under the Omnibus Plan shall have all such restrictions lapse and become non-forfeitable to the participant as of the date of termination. Any performance share awards, held by the participant that relate to performance cycles ending prior to the date of termination and have been earned but not paid, become immediately payable, and all performance shares relating to performance cycles then in progress shall be paid out at target value. Finally, to the extent that any awards under the Omnibus Plan have been replaced by “Alternative Awards” (as defined in the Omnibus Plan) pursuant to an acquirer’s plan or program, they shall be settled with the affected participant under terms and conditions substantially similar to those set forth above.

•	Health and Life Benefits Continuance During Severance Period. Health and life insurance benefits will continue to be furnished by the Company at normal contribution levels for 18 months following termination of employment. If no such benefit can be provided under the Company’s plans, the Company will provide such benefit under the terms of an individual policy or general corporate assets, and may be required to make a tax “gross-up” payment to the executive if the provision of any such benefits are determined to be taxable to the recipient.

•	Enhanced Retirement Benefits. The terminated executive will also receive a payment equal to the present value of the retirement benefits (either under the traditional formula or the cash balance formula of the Merged Retirement Plan and Supplemental Retirement Plan) that he or she would have accrued during the period of time in respect of which severance benefits are payable (generally three years), taking into account such severance benefits and other factors (age and service) as may be relevant under the Company’s retirement plans.

•	Deferred Compensation Plans. Amounts deferred under our deferred compensation plans are payable in a lump sum at termination unless payable earlier under the officer’s previous distribution election.

Excise Tax Limits and Gross-Up Payments:

Immediately following any notice of termination, the Company must provide the affected executive with an estimate of all payments under the Program (and any other payments that the executive may be entitled to), and thereafter determine the aggregate present value of all such payments that are “parachute payments” within the meaning of Code Section 280G (defined under the Program as “Aggregate Parachute Payments”). The Company must also provide the executive with the projected maximum payments that could be made to the executive without causing the executive to become subject to federal excise taxes related to such parachute payments (defined under the Program as the “Section 280G Safe Harbor Amount”). If the Aggregate Parachute Payments exceed the Section 280G Safe Harbor Amount by less than 10%, then such payments will be reduced to the Section 280G Safe Harbor Amount. If, however, the Aggregate Parachute Payments exceed the Section 280G Safe Harbor Amount by 10% or more, then the Company will pay the entire amount of such payments, plus an additional payment (the “Excise Tax Gross-Up”) to compensate the executive for any (i) federal excise taxes due and owing on such parachute payments, and (ii) other taxes (federal, state or local) attributable to the excise tax payment.

2005 PROXY STATEMENT

LONG-TERM COMPENSATION TABLE

The following table shows the performance shares granted in 2004 to the Named Executives under the Omnibus Plan.

Long-Term Incentive Plan
Name	Number of Shares, Units or Other Rights[1]	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price Based Plans[1]
			Threshold	Target	Maximum Payout
Arthur F. Ryan	81,510	2004-2006	40,755	81,510	122,265
John R. Strangfeld, Jr.	37,262	2004-2006	18,631	37,262	55,893
Vivian L. Banta	37,262	2004-2006	18,631	37,262	55,893
Rodger A. Lawson	34,933	2004-2006	17,467	34,933	52,400
Mark B. Grier	29,111	2004-2006	14,556	29,111	43,667

(1) These performance shares awards were granted on February 10, 2004. The actual number of shares earned at the end of the 2004-2006 performance period will vary from 50% to 150% of the target shares shown in this column based on ROE for 2005 and 2006 for the Company’s Financial Services Businesses relative to the stated goal of 12%. An average ROE for 2005 and 2006 of 8% or less will result in a payment of 50% of the target number of shares. The target number of shares will be earned at an average 2005-2006 ROE of 10%. The maximum payout of 150% of the target shares will be earned at an average 2005-2006 ROE of 12% or higher.

PRUDENTIAL FINANCIAL, INC.

OPTION GRANT TABLE

The following table contains information about stock option grants we made to the Named Executives in 2004.

Option Grants in 2004
Name	Number of Securities Underlying Options Granted (#)[1]	% of Total Options Granted to Employees in 2004	Grant Price ($/Sh)	Expiration Date	Grant Date Present Value ($)[2]
Arthur F. Ryan	244,585	4.65%	$45.00	2/10/14	$2,795,607
John R. Strangfeld, Jr.	111,810	2.13%	$45.00	2/10/14	$1,277,989
Vivian L. Banta	111,810	2.13%	$45.00	2/10/14	$1,277,989
Rodger A. Lawson	104,822	1.99%	$45.00	2/10/14	$1,198,116
Mark B. Grier	87,352	1.66%	$45.00	2/10/14	$998,434

(1) These non-qualified stock options were granted on February 10, 2004. All options have an exercise price equal to the fair market value of the underlying common stock on the date of grant. The options vest in three equal installments beginning on the first anniversary of the grant date.

(2) These values are hypothetical values developed under a binomial option pricing model, which is a complex mathematical formula to determine fair value of stock options at the date of grant. The binomial option pricing model is a flexible, lattice-based valuation model that takes into consideration transferability, illiquidity during the vesting period, fixed estimate of volatility, and expected life of the options. As such, we emphasize that the table values are hypothetical and may not reflect the true value an option holder would realize upon exercise. We make the following assumptions when calculating the grant date present value of the stock option grants: exercise price is equal to our share price on the grant date, five and one-half-year life expected for each option, expected dividend yield of 1.2%, risk-free rate of return of 3.4%, and expected stock price volatility of 25.84%.

The following table provides information about unexercised stock options held by each Named Executive as of December 31, 2004. Stock options were granted on December 18, 2002, February 11, 2003, and February 10, 2004. None of the Named Executives has exercised stock options as of December 31, 2004.

Year-End Option Holdings
	Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-The-Money Options at Year-End (1)
Executive	Exercisable	Unexercisable	Exercisable	Unexercisable
Arthur F. Ryan	373,822	569,112	$8,775,613	$10,272,529
John R. Strangfeld, Jr.	136,747	248,993	$3,236,040	$4,456,012
Vivian L. Banta	118,572	239,905	$2,818,742	$4,247,351
Rodger A. Lawson	92,752	208,538	$2,209,861	$3,585,898
Mark B. Grier	85,107	175,778	$2,018,277	$3,028,729

(1) “Value of Unexercised In-The-Money Options” is the aggregate, calculated on a grant by grant basis, of the product of the number of unexercised stock options at the end of 2004 multiplied by the difference between the exercise price for the grant and the closing price of a share of Common Stock on December 31, 2004 ($54.96). All stock options granted through December 31, 2004 are “in-the-money.” The actual value, if any, that will be realized upon the exercise of a stock option will depend upon the difference between the exercise price of the option and the market price of the Common Stock on the date that the option is exercised.

2005 PROXY STATEMENT

PERFORMANCE GRAPH

The following graph, which covers the period from the closing price on the date of our initial public offering (December 13, 2001) through December 31, 2004, compares the cumulative total shareholder return on Prudential Financial’s Common Stock with the cumulative total shareholder return on (i) the Standard & Poor’s (S&P) 500 Index and (ii) a Financial Services Composite Index, which is the average of the S&P 500 Life/Health Insurance and S&P 500 Diversified Financials indices. The figures presented below assume the reinvestment of all dividends into shares of common stock and an initial investment of $100 at the closing prices on December 13, 2001.

Total Return to Shareholders (Includes reinvestment of dividends)
	ANNUAL RETURN PERCENTAGE Years Ending
Company / Index	Dec01	Dec02	Dec03	Dec04
Prudential Financial, Inc.	13.28	-3.10	33.28	33.26
S&P 500 Index	2.69	-22.10	28.68	10.88
Financial Services Composite Index	4.68	-19.01	34.89	15.21

PRUDENTIAL FINANCIAL, INC.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 11, 2005 by:

•	each Director and Named Executive; and

•	all Directors and executive officers of Prudential Financial as a group.

We have also included in the table amounts invested in units of Prudential Financial Common Stock in the Deferred Compensation Plan for Non-Employee Directors and the Executive Deferred Compensation Plan. Although these amounts are not considered to be beneficially owned under SEC rules since they cannot be voted or transferred, we believe these vested holdings would be of interest to shareholders. In addition, we have included the target number of performance shares awarded to the Named Executives under the performance share program described on page 25. Again, although these shares vest only upon the attainment of specified performance criteria, they represent an economic interest of the Named Executives and have been reported to the SEC in Form 4 filings.

Name of Beneficial Owner	Number of Shares/Deferred Units[1,2]	Number of Shares Subject to Exercisable Options	Target Number of Performance Shares[3]
Frederic K. Becker	28,897
Gordon M. Bethune	1,841
Gaston Caperton	3,895
Gilbert F. Casellas	11,549
James G. Cullen	17,077
William H. Gray III	12,062
Jon F. Hanson	68,275
Glen H. Hiner	8,804
Constance J. Horner	12,073
Karl J. Krapek	5,669
Arthur F. Ryan	99,206	547,093	232,484
Ida F.S. Schmertz	12,060
James A. Unruh	13,810
John R. Strangfeld, Jr.	43,228	219,889	114,801
Vivian L. Banta	33,009	201,714	114,801
Rodger A. Lawson	15,972	165,918	104,829
Mark B. Grier	16,736	144,805	87,637
All directors and executive officers as a group (21 persons)	487,085	1,560,884	740,034

(1) The total beneficial ownership is less than 1% of the shares of Common Stock outstanding, as of March 11, 2005.

(2) Includes the following number of shares or share equivalents in deferred units, as to which no voting power exists: Ms. Banta, 26,005; Mr. Becker, 23,885; Mr. Bethune, 1,841; Mr. Caperton, 3,895; Mr. Casellas, 11,049; Mr. Cullen, 15,044; Mr. Gray, 11,049; Mr. Hanson, 58,262; Mr. Hiner, 7,792; Ms. Horner, 11,049; Mr. Krapek, 5,669; Mr. Lawson, 3,829; Mr. Ryan, 46,721; Ms. Schmertz, 11,049; Mr. Strangfeld, 20,821; and Mr. Unruh, 11,049.

(3) The number of performance shares included in the table for each Named Executive represents the target number of shares to be received upon the attainment of ROE and EPS goals, as more fully discussed in the Report of the Compensation Committee.

2005 PROXY STATEMENT

The following table shows all entities that were the beneficial owners of more than 5% of any class of Prudential Financial’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class B Stock	National Union Fire Insurance Company of Pittsburgh, PA1 c/o AIG Global Investment Group 2929 Allen Parkway, Suite A-36 Houston, TX 77019	885,714	44.3%
Class B Stock	Lexington Insurance Company[1] c/o AIG Global Investment Group 2929 Allen Parkway, Suite A-36 Houston, TX 77019	914,286	45.7%
Class B Stock	Pacific LifeCorp 700 Newport Center Drive Newport Beach, CA 92660	200,000	10.0%

(1) National Union Fire Insurance Company of Pittsburgh, PA, and Lexington Insurance Company are subsidiaries of American International Group, Inc. (“AIG”), resulting in AIG’s beneficially owning 90% of the Class B Stock.

To our knowledge, no person or entity is the beneficial owner of more than 5% of our Common Stock or more than 5% of the voting power of the combined Common Stock and Class B Stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Each Director, certain officers of Prudential Financial and greater than 10% beneficial owners of Common Stock are required to report to the SEC, by a specified date, his or her transactions related to the Common Stock. Based solely on review of the copies of reports furnished to Prudential Financial and on written representations that no other reports were required to be filed, Prudential Financial believes that there were no filing deficiencies during 2004 by those required to file.

SHAREHOLDER PROPOSALS

In order to submit shareholder proposals for the 2006 Annual Meeting of Shareholders for inclusion in Prudential Financial’s proxy statement pursuant to SEC Rule 14a-8 under the Securities Exchange Act of 1934 (“Exchange Act”), materials must be received by the Secretary at Prudential Financial’s principal office in Newark, New Jersey, no later than December 20, 2005.

Such proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with the Company’s By-laws, in order to be properly brought before the 2006 Annual Meeting, a notice of the matter the shareholder wishes to present at the meeting must be delivered to the Secretary at the Company’s principal office in Newark (see preceding paragraph), not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws (and not pursuant to SEC Rule 14a-8) must be received not earlier than January 7, 2006 and not later than February 6, 2006. All director nominations and shareholder proposals must comply with the requirements set forth in Prudential Financial’s By-laws, a copy of which may be obtained from the Secretary of Prudential Financial.

PRUDENTIAL FINANCIAL, INC.

“HOUSEHOLDING” OF PROXY MATERIALS AND ELIMINATION OF DUPLICATES

A single proxy statement and annual report will be delivered to multiple shareholders having the same last name and address, unless contrary instructions have been received from an affected shareholder. If you are a shareholder who shares the same last name and address as other shareholders of Prudential Financial and would like to receive a separate copy of current or future proxy statements and annual reports, please contact ADP-ICS at 1-800-542-1061. If you prefer, you can send a written request to Prudential Financial, Inc., Attn: Prudential Shareholder Services, P.O. Box 1708, Newark, NJ 07101-1708. If you share the same last name and address as multiple shareholders and you would like Prudential Financial to send only one copy of future proxy statements, information statements and annual reports, please contact ADP-ICS at the above phone number.

ELECTRONIC DELIVERY OF PROXY MATERIALS

In an effort to reduce paper mailed to your home and help lower printing and postage costs, we are pleased to offer shareholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To participate, follow the instructions at www.icsdelivery.com/prudential.

ANNUAL REPORT ON FORM 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to Prudential Financial’s Corporate Information Service at 1-877-998-ROCK (7625).

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), “Compensation Committee Report on Executive Compensation” and “Performance Graph” and Appendix B to this proxy statement shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of Prudential Financial and its shareholders.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

Appendix A

PROPOSED DECLASSIFICATION AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

PRUDENTIAL FINANCIAL, INC.

1.     Article FIFTH of the Amended and Restated Certificate of Incorporation of the Company would be amended as follows:

A.         Text marked to show changes to Section (c) of Article FIFTH is below:

(c) The election of directors need not be by written ballot unless the By-Laws so provide. ~~The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2001, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2002, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2003, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to the office for a term expiring at the annual meeting of shareholders held in the third year of their election and until their successors shall have been elected and qualified.~~ Commencing at the annual meeting of shareholders that is held in calendar year 2005 (the “2005 Annual Meeting”), directors shall be elected annually for terms of one year, except that any director in office at the 2005 Annual Meeting whose term expires at the annual meeting of shareholders held in calendar year 2006 or calendar year 2007 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such director was elected and until such director’s successor shall have been elected and qualified. Accordingly, at the 2005 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of shareholders that is held in calendar year 2006 and until such directors’ successors shall have been elected and qualified. At the annual meeting of shareholders that is held in calendar year 2006, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of shareholders that is held in calendar year 2007 and until such directors’ successors shall have been elected and qualified. At each annual meeting of shareholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of shareholders and until such directors’ successors shall have been elected and qualified. Except as otherwise required by law, until the term of a Continuing Classified Director expires as aforesaid (or the earlier resignation of such director), such Continuing Classified Director may be removed from office at any time, but only for cause, by the vote of 80% of the votes cast at a meeting of shareholders by the holders of shares entitled to vote for the election of directors so long as the number of affirmative votes cast at such meeting of shareholders is at least 50% of the total number of issued and outstanding shares entitled to vote thereon.

B.         Text marked to show changes to Section (d) of Article FIFTH is below:

(d) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors, however resulting, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, unless otherwise required by law. ~~If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any~~ Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified, ~~provided that such successor shall be placed in the class in which the new directorship was created or from which the vacancy occurred~~ including in the circumstances where such director’s predecessor was elected to a longer term. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

A-1

C.        Text marked to show changes to Section (e) of Article FIFTH is below:

(e) In the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class or series, to elect any directors of the Corporation, then the number of directors that may be elected by such holders shall be in addition to the number fixed pursuant to the By-Laws and, except as otherwise expressly provided in the terms of such class or series, the terms of the directors elected by such holders shall expire at the annual meeting of shareholders next succeeding their election ~~without regard to the classification of the remaining directors.~~.

2.     Article SEVENTH of the Amended and Restated Certificate of Incorporation of the Company would be amended as follows:

A.        Text marked to show changes to the second sentence of Article SEVENTH is below:

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation. Notwithstanding anything in the preceding sentence to the contrary, Sections (b~~), (c), (d~~) and (f) of Article FIFTH, Section (b) of Article SIXTH, this Article SEVENTH, Article EIGHTH and Article NINTH of this Amended and Restated Certificate of Incorporation shall not be altered, amended, changed or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of at least 80% of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon; provided, however, that the number of votes cast at such meeting of shareholders is at least 50% of the total number of issued and outstanding shares entitled to vote thereon.

3.     Article NINTH of the Amended and Restated Certificate of Incorporation of the Company would be amended as follows:

A.        Text marked to show changes to the third sentence of Article NINTH is below:

The Board of Directors of the Corporation shall have the power to make, alter, amend and repeal the By-Laws (except so far as the By-Laws adopted by the shareholders shall otherwise provide). To the extent not inconsistent with this Amended and Restated Certificate of Incorporation, any By-Laws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the shareholders. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Sections 3, 4 and 7 of Article II, Sections 1(a), 2~~, 3~~ and ~~6~~3 of Article III, Article VIII and Article IX of the By-Laws shall not be altered, amended or repealed by the shareholders and no provision inconsistent therewith shall be adopted without either (a) the approval of the Board of Directors, or (b) the affirmative vote of at least 80% of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon; provided, however, that the number of votes cast at such meeting of shareholders is at least 50% of the total number of issued and outstanding shares entitled to vote thereon.

A-2

Appendix B

Prudential Financial, Inc.

Audit Committee of the Board of Directors

Audit Committee Charter

Purpose

The Audit Committee’s primary purposes are to assist the Board of Directors (“Board”) in its oversight of:

•	the audit of the Company’s financial statements;

•	the Company’s accounting, financial reporting and disclosure processes and the adequacy of the systems of disclosure and internal control established by management;

•	processes established by management to provide compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications, performance and independence; and

•	the performance of the Company’s internal audit function.

The purpose of the Audit Committee is oversight. In its capacity as a committee of the Board, the Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor employed by the Company for the purpose of conducting the independent audit of the Company’s financial statements. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting policies and practices, and disclosure and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for auditing the Company’s financial statements. In carrying out its oversight responsibilities, the Audit Committee is not providing expert or special assurance as to the Company’s financial statements and legal and regulatory compliance or any professional certification as to the work of the independent auditor. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct field work or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors), and (iii) representations made by management as to any non-audit services provided by the independent auditor.

In discharging its oversight role, the Audit Committee may investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties (including the approval of the fees and other retention terms of such independent counsel and advisers).

The independent accountant shall report directly to the Audit Committee, which has the sole authority and responsibility to appoint (which appointment may be presented to shareholders for ratification), compensate, retain, oversee, evaluate, and when appropriate, replace the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review and attest services.

Organization

The Audit Committee shall be appointed by the Board of Directors on the recommendation of the Corporate Governance Committee.

The Audit Committee shall be comprised of at least three directors, each of whom shall satisfy the independence and financial literacy requirements of the New York Stock Exchange (NYSE) as such requirements are interpreted by the Board of Directors in its business judgment. The Board shall designate one Committee member as the Committee’s chair.

The Audit Committee shall have at least one member who satisfies the financial expertise requirements of the NYSE, as such requirements are interpreted by the Board of Directors in its business judgment.

The Board shall determine whether any member of the Audit Committee is an audit committee financial expert, as that term is defined by the SEC, and such determination shall be disclosed by the Audit Committee in its report in the Company’s annual proxy statement.

No Audit Committee member shall simultaneously serve on the audit committee of more than two other public companies, unless the Board determines, and discloses in the Company’s annual proxy statement, that such simultaneous service would not impair the ability of the director to serve effectively on the Audit Committee.

The Audit Committee shall meet at least four times per year, or more frequently as circumstances require.

The Audit Committee may form and delegate to one or more subcommittees all or any portion of the Committee’s authority, duties and responsibilities, and may establish such rules as it determines necessary to conduct its business.

Activities of the Audit Committee

The Audit Committee shall:

1.	Perform the following with respect to the independent auditor:

(i)	appoint the independent auditor and approve all audit and engagement fees;

(ii)	discuss with management of the Company and of the independent audit firm the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner;

(iii)	review and evaluate at least annually the qualifications, independence and performance of the independent auditor and the lead partner. If independence or performance issues are identified as a result of this evaluation, the Committee will consider whether there should be rotation of the independent auditor;

(iv)	pre-approve all audit services and non-audit services performed by the independent auditor and the related fees and consider whether the provision of any such non-audit services is compatible with the independence of the independent auditor;

(v)	review the annual audit plan of the independent auditor, including planning and staffing of the audit;

(vi)	direct the independent auditor to prepare and deliver annually a statement as to independence consistent with Independence Standards Board Standard No. 1 (it being understood that the independent auditor is responsible for the accuracy and completeness of this statement) and discuss with the independent auditor any relationships or services disclosed in this statement that may affect its objectivity and independence;

(vii)

receive reports timely from the independent auditor as required by the NYSE, including a report of the firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, and any steps taken in response to any such issues;

(viii)	receive periodic reports from the independent auditor regarding:

(a)	critical accounting policies and practices to be used;

(b)	alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company’s independent auditor; and

(c)	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

(ix)	receive from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10(A) of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements under such Act;

(x)	approve Company hiring policies for employees or former employees of the independent auditor; and

(xi)	ensure that the independent auditors prepare and deliver annually a formal written statement of the fees to be reported in the Proxy for each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagement; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s annual and quarterly financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other services rendered by the independent auditor, in the aggregate and by each service.

2.	Perform the following with respect to the Internal Audit Department:

(i)	review the appointment, compensation and replacement of the Chief Auditor and confirm his/her independence;

(ii)	evaluate the performance of the Chief Auditor at least annually;

(iii)	receive and discuss with the Chief Auditor the Internal Audit Department’s financial budget and staffing and its annual audit plan and any subsequent material changes to the plan;

(iv)	receive and discuss with the Chief Auditor reports on the results of audits conducted and other control matters determined by the Chief Auditor to warrant the Audit Committee’s attention; and

(v)	review and discuss the report of the Chief Auditor regarding the expenses of, the perquisites or other personal benefits paid to, and the conflicts of interest, if any, of, members of the Company’s senior management.

3.	Perform the following with respect to accounting and financial control matters:

(i)	receive periodic reports from the Chief Financial Officer and/or the Chief Accounting Officer relating to significant accounting developments including emerging issues and the impact of accounting changes where material;

(ii)	receive periodic reports from the Chief Financial Officer and/or Chief Accounting Officer relating to the possible impact of any impending significant changes in generally accepted accounting principles;

(iii)	discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the Internal Audit Department or the independent auditors, relating to the Company’s financial statements; and

(iv)	receive reports from management as required by the Committee’s established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

5.	Review with management and the independent auditor the Company’s interim financial results, disclosures made in “Management’s Discussion and Analysis of Financial Condition and the Results of Operations,” and all required management certifications prior to the filing with the Securities and Exchange Commission of the related Form 10-Q and discuss any items required to be communicated by the independent auditor under generally accepted auditing standards.

6.	Review with management and the independent auditor the Company’s annual financial statements, related footnotes, disclosures and all required management certifications prior to the filing with the Securities and Exchange Commission of the related Form 10-K and the independent auditor’s report thereon, including their report on management’s assessment of internal control, and any reports or communications (and any responses of management and/or the Internal Audit Department thereto) submitted to the Audit Committee by the independent auditor as required by or referred to in Statement on Auditing Standards No. 61 as then in effect. The Committee will recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

7.	Receive a disclosure from the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q as to the existence of any significant deficiencies and/or material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

8.	Review and discuss with management and the independent auditor management’s reports evaluating the adequacy and effectiveness of the Company’s internal control over financial reporting, including any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that could adversely affect the Company’s ability to record, process, summarize and report financial information.

9.	Annually review and discuss with management and the independent auditors the independent auditors’ report concerning the effectiveness of the Company’s internal control structure and procedures for financial reporting and the independent auditors’ attestation to, and report on, management’s control assessment related to Section 404 of the Sarbanes-Oxley Act of 2002.

10.	Pre-approve all audit services to be performed for Prudential Financial, Inc. and its consolidated subsidiaries by accounting firms other than the independent auditor (e.g., statutory or regulatory audits outside the U.S. that are not performed by the independent auditor).

11.	Review and discuss reports from the Company’s General Counsel on legal matters determined by the General Counsel to warrant the Audit Committee’s attention.

12.	Review and discuss reports from the Company’s Chief Compliance Officer on the Company’s compliance with applicable laws and regulations and the results of examinations conducted by regulatory agencies that are determined by the Chief Compliance Officer to warrant the Audit Committee’s attention.

13.	Discuss with management the Company’s policies on ethical business conduct and review reports concerning the monitoring of compliance with such policies.

14.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

15.	Report to the Board of Directors on significant matters, as often as deemed appropriate, and make such recommendations as the Audit Committee may deem necessary or appropriate.

16.	Maintain minutes and other relevant documentation of all meetings held.

17.	Meet periodically in separate executive sessions with the Chief Auditor, the Chief Financial Officer, the Chief Ethics Officer, the General Counsel and the lead partner of the independent auditor and, when necessary, with management and as a Committee to discuss any matters that the Audit Committee or any of these persons believe should be discussed.

18.	Prepare any report or other disclosures required of the Audit Committee by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

19.	Review this Charter at least annually and recommend any changes to the Board of Directors.

20.	Conduct, and report to the Board the results of, an annual self-evaluation of its performance in accordance with the requirements of this Charter.

Prudential Financial, Inc.

c/o Proxy Services

P.O. Box 9150

Farmingdale, NY 11735-9807

Please vote now.

There are three easy ways to vote…

000000000000

SAMPLE A SAMPLE

100 MAIN STREET

ANYWHERE, USA 00000

BY PHONE

1. Be sure to have this form ready

when voting by phone.

2. Call 1-800-690-6903.

Deadline: 11:59 p.m. EDT, June 6, 2005

or

BY INTERNET

1. Be sure to have this form ready

when voting by Internet.

2. Go to www.proxyvote.com

Deadline: 11:59 p.m. EDT, June 6, 2005

or

BY MAIL

1. Complete the proxy card below.

2. Return it in the enclosed

postage-paid envelope.

Deadline: Must be received by close of voting

at Annual Meeting on June 7, 2005

Shareholders can also vote at the Annual Meeting on June 7, 2005.

123,456,789,012.00000

1111 2222 3333

A/C 1234567890123456789

Detach and use this proxy card to vote by mail.

Please mark boxes in blue or black ink.

PROXY CARD

Do not return this card if a phone or Internet vote was submitted.

The Board of Directors recommends a vote FOR the following actions.

1111 2222 3333

123456789012

1. Election of Directors

Nominees: (01) James G. Cullen (02) James A. Unruh

(03) Gordon M. Bethune

FOR

ALL

WITHHOLD

ALL

FOR ALL

EXCEPT

TO WITHHOLD A NOMINEE, MARK “FOR ALL EXCEPT”

AND WRITE THE NUMBER OF THE NOMINEE(S) BELOW.

2. Ratification of the appointment of

PricewaterhouseCoopers LLP

as independent auditors for the year

ending December 31, 2005.

FOR AGAINST ABSTAIN

3. Approval to amend the Company’s

Certificate of Incorporation to Declassify

the Board of Directors.

4. Approval of the Prudential Financial, Inc.

Employee Stock Purchase Plan.

NOTE: Please sign exactly as owner name or names appear above. For joint accounts,

each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity, please give full title(s) with signature.

SIGNATURE 1

DATE

SIGNATURE 2 (JOINT OWNER)

DATE

Admission Ticket – Annual Meeting of Shareholders

June 7, 2005, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey

Parking will be available in the EDISON PARKING LOT—Transportation will be available to the meeting site.

From NJ Turnpike (North & South); George Washington Bridge;

Lincoln Tunnel: Take the NJ Turnpike to Exit 15W. Take

Rte 280 West to Exit 15 (first exit across bridge). At bottom of ramp, turn left onto Broad St. Follow Broad St to Edison

Place. Turn left onto Edison Place. Go one and a half

blocks. Edison Parking Lot will be on your right.

From the Holland Tunnel (Lower Manhattan): Exit the

Holland Tunnel, follow signs to Pulaski Skyway. Take the

first exit marked “Downtown Newark” to Raymond Blvd

to Mulberry St (three traffic lights after Amtrak overpass/

Penn Station Newark). Make a left onto Mulberry St.

Turn left onto Edison Place (one block after Market St).

Edison Parking Lot will be on your right.

From Staten Island: Cross Goethals Bridge and follow

signs to Rte 1&9 North. Proceed on Rte 1&9 North toward

Rte 21&22 Newark. Follow signs to McCarter Hwy/Rte 21

Newark. Take McCarter Hwy/Rte 21 to Edison Place

(approximately 2.5 miles). Make left onto Edison Place.

Edison Parking Lot will be on your left.

From Route 24; Route 78 East: Take Exit 57. Follow signs

to Rte 21 North. Take McCarter Hwy/Rte 21 North to

Edison Place. Make left onto Edison Place. Edison Parking

Lot will be on your left.

From Route 280 East: Take Exit 15 for Rte 21 South. Take

McCarter Hwy/Rte 21 South to Edison Place. Make right

onto Edison Place. Edison Parking Lot will be on your left.

From Garden State Parkway (North & South): Take Exit 145

for Rte 280 East. Follow Rte 280 East to Exit 15 for

Rte 21 South. Take McCarter Hwy/Rte 21 South to Edison

Place. Make right onto Edison Place. Edison Parking Lot

will be on your left.

Central Ave

New St

Washington St

ademy St

Halsey St

Branford Place

Bank St

Broad St

Park Place

Military Park

Park St

Mulberry St

Raymond Blvd

Commerce St

Prudential

Corporate

Headquarters

Clinton St

Market St

Edison Place

NJPAC

Center St

McCarter Highway

Map not to scale

N

Passaic River

Newark

Penn

Station

EdisonVisitor Lot

Hamilton St

SHAREHOLDERS MUST BRING THIS ADMISSION TICKET TO THE ANNUAL MEETING. This ticket admits a shareholder and one guest. For your safety, all personal items—including bags and briefcases—are subject to inspection.

The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to handicapped persons and, upon request, we will provide wireless headsets for hearing amplification.

PRUDENTIAL FINANCIAL, INC.

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of shareholders to be held at 2:00 p.m. on June 7, 2005.

The undersigned, having received the Notice of Meeting and Proxy Statement dated April 11, 2005, appoints Arthur F. Ryan,

John M. Liftin, and C. Edward Chaplin, and each of them, as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc. at the Annual Meeting of shareholders to be held at 2:00 p.m. EDT, June 7, 2005, at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey, or at

any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with management’s recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Proxy CARD B

Prudential Financial, Inc.

c/o Proxy Services

P.O. Box 9150

Farmingdale, NY 11735-9807

Please vote now.

There are three easy ways to vote…

000000000000

SAMPLE A SAMPLE

100 MAIN STREET

ANYWHERE, USA 00000

BY PHONE

1. Be sure to have this form ready when voting by phone.

2. Call 1-800-690-6903.

Deadline: 11:59 p.m. EDT, June 6, 2005

or

BY INTERNET

1. Be sure to have this form ready when voting by Internet.

2. Go to www.proxyvote.com

Deadline: 11:59 p.m. EDT, June 6, 2005

or

BY MAIL

1. Complete the proxy card below.

2. Return it in the enclosed postage-paid envelope.

Deadline: Must be received by close of voting at Annual Meeting on June 7, 2005

Shareholders can also vote at the Annual Meeting on June 7, 2005.

123,456,789,012.00000

1111 2222 3333

A/C 1234567890123456789

Detach and use this proxy card to vote by mail.

Please mark boxes in blue or black ink.

Do not return this card if a phone or Internet vote was submitted.

PROXY CARD

The Board of Directors recommends a vote FOR the following actions.

1. Election of Directors

Nominees: (01) James G. Cullen (02) James A. Unruh (03) Gordon M. Bethune

FOR ALL

WITHHOLD ALL

FOR ALL EXCEPT

FOR AGAINST ABSTAIN

TO WITHHOLD A NOMINEE, MARK “FOR ALL EXCEPT”

AND WRITE THE NUMBER OF THE NOMINEE(S) BELOW.

1111 2222 3333 123456789012

NOTE: Please sign exactly as owner name or names appear above. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity, please give full title(s) with signature.

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2005.

3. Approval to amend the Company’s Certificate of Incorporation to Declassify the Board of Directors.

4. Approval of the Prudential Financial, Inc. Employee Stock Purchase Plan.

SIGNATURE 1 DATE

SIGNATURE 2 (JOINT OWNER) DATE

Admission Ticket – Annual Meeting of Shareholders

June 7, 2005, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey Parking will be available in the EDISON PARKING LOT—Transportation will be available to the meeting site.

From NJ Turnpike (North & South); George Washington Bridge;

Lincoln Tunnel: Take the NJ Turnpike to Exit 15W. Take Rte 280 West to Exit 15 (first exit across bridge). At bottom of ramp, turn left onto Broad St. Follow Broad St to Edison Place. Turn left onto Edison Place. Go one and a half blocks. Edison Parking Lot will be on your right.

From the Holland Tunnel (Lower Manhattan): Exit the Holland Tunnel, follow signs to Pulaski Skyway. Take the first exit marked “Downtown Newark” to Raymond Blvd to Mulberry St (three traffic lights after Amtrak overpass/Penn Station Newark). Make a left onto Mulberry St.

Turn left onto Edison Place (one block after Market St). Edison Parking Lot will be on your right.

From Staten Island: Cross Goethals Bridge and follow signs to Rte 1&9 North. Proceed on Rte 1&9 North toward Rte 21&22 Newark. Follow signs to McCarter Hwy/Rte 21 Newark. Take McCarter Hwy/Rte 21 to Edison Place (approximately 2.5 miles). Make left onto Edison Place.

Edison Parking Lot will be on your left.

From Route 24; Route 78 East: Take Exit 57. Follow signs to Rte 21 North. Take McCarter Hwy/Rte 21 North to Edison Place. Make left onto Edison Place. Edison Parking Lot will be on your left.

From Route 280 East: Take Exit 15 for Rte 21 South. Take McCarter Hwy/Rte 21 South to Edison Place. Make right onto Edison Place. Edison Parking Lot will be on your left.

From Garden State Parkway (North & South): Take Exit 145 for Rte 280 East. Follow Rte 280 East to Exit 15 for Rte 21 South. Take McCarter Hwy/Rte 21 South to Edison Place. Make right onto Edison Place. Edison Parking Lot will be on your left.

N

Map not to scale

Newark

Penn

Station

Edison

Visitor Lot

Military

Park

NJPAC

Passaic

River

Prudential

Corporate

Headquarters

Central Ave

Broad St

Park place

McCarter Highway

ademy St

Hasley St

Branford Place

Bank St

Park St

Raymond Blvd

Commerce St

Mulberry St

Center St

Hamilton St

Edison Place

Clinton St

Market St

New St

Washington St

SHAREHOLDERS MUST BRING THIS ADMISSION TICKET TO THE ANNUAL MEETING.

This ticket admits a shareholder and one guest. For your safety, all personal items—including bags and briefcases—are subject to inspection.

The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to handicapped persons and, upon request, we will provide wireless headsets for hearing amplification.

PRUDENTIAL FINANCIAL, INC.

CLASS B STOCK

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of shareholders to be held at 2:00 p.m. on June 7, 2005.

The undersigned, having received the Notice of Meeting and Proxy Statement dated April 11, 2005, appoints Arthur F. Ryan, John M. Liftin, and C. Edward Chaplin, and each of them, as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Class B Stock of Prudential Financial, Inc. at the Annual Meeting of shareholders to be held at 2:00 p.m. EDT, June 7, 2005, at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey, or at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with management’s recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Proposed Prudential Financial, Inc. Employee Stock Purchase Plan